SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


[X]  Filed by the Registrant
[ ]  Filed by a party other than the Registrant

Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only [as permitted by Exchange Act Rule 14(a)-6(e)(2)]
     [X]  Definitive Proxy Statement
     [ ]  Definitive Additional Material
     [ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                               RUBY TUESDAY, INC.
                (Name of Registrant as Specified in Its Charter)



Payment of Filing Fee:

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          or Item 22(a)(2) of Schedule 14A.

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               filing fee is calculated and how determined):
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     [ ]  Fee paid previously with written preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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          (1)  Amount previously paid:
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

                                     [LOGO]

August 30, 2002

Dear Shareholders:

     We are holding your 2002 Annual Meeting on Tuesday, October 8, 2002, at 11:00 a.m., local time, at the Company's headquarters located at 150 West Church Avenue, Maryville, Tennessee 37801. Matters on which action will be taken at the meeting are explained in detail in the Notice and Proxy Statement following this letter.

     We sincerely hope that you will be able to attend the meeting in person, and we look forward to seeing you. Whether or not you expect to be present, please complete, date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                        Sincerely,

                                        RUBY TUESDAY, INC.

                                        /s/ Samuel E. Beall, III
                                        ------------------------

                                        Samuel (Sandy) E. Beall, III
                                        Chairman of the Board and
                                        Chief Executive Officer

                           R U B Y  T U E S D A Y,  I N C.
--------------------------------------------------------------------------------
150 West Church Avenue o Maryville, Tennessee 37801 o (865) 379-5700 o Telefax
                                 (865) 379-6811

                              RUBY TUESDAY, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD
                                OCTOBER 8, 2002

     The Annual Meeting of Shareholders of Ruby Tuesday, Inc. will be held at the Company's headquarters located at 150 West Church Avenue, Maryville, Tennessee 37801 on Tuesday, October 8, 2002, at 11:00 a.m., local time, for the following purposes:

   1. To elect three Class I directors for a term of three years to the Board of Directors.

   2. To approve amendments to the Stock Incentive and Deferred Compensation Plan for Directors to permit annual formula grants of options and to increase the number of shares reserved for issuance thereunder.

   3. To approve an amendment to the Company's Incentive Bonus Plan for the Chief Executive Officer to increase the maximum annual bonus limit to $2,000,000.

   4. To consider a shareholder proposal.

   5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on August 16, 2002, are entitled to vote at the meeting.

     The mailing address of the Company's principal executive office is 150 West Church Avenue, Maryville, Tennessee 37801.

     We hope you will be able to attend the meeting in person. Whether or not you expect to be present, please complete, date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                        By Order of the Board of Directors,

                                        /s/ Daniel T. Cronk
                                        -------------------

                                        Daniel T. Cronk
                                        Senior Vice President, General Counsel
                                        and Secretary

August 30, 2002
Maryville, Tennessee

                              RUBY TUESDAY, INC.
                            150 West Church Avenue
                          Maryville, Tennessee 37801

            PROXY STATEMENT FOR 2002 ANNUAL MEETING OF SHAREHOLDERS

                              GENERAL INFORMATION

     The following Proxy Statement and the accompanying proxy card, first mailed to shareholders on or about August 30, 2002, are furnished in connection with the solicitation by the Board of Directors of Ruby Tuesday, Inc., a Georgia corporation (the "Company"), of proxies to be used in voting at the Annual Meeting of Shareholders of the Company to be held on Tuesday, October 8, 2002, at the Company's headquarters located at 150 West Church Avenue, Maryville, Tennessee 37801 and at any adjournment(s) thereof (the "Annual Meeting").

     Any shareholder returning a proxy has the power to revoke it prior to the Annual Meeting by giving the Secretary of the Company written notice of revocation, by returning a later dated proxy or by expressing a desire to vote in person at the Annual Meeting. All shares of the Company's common stock, $.01 par value per share ("Common Stock"), represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxy will be voted (i) in favor of the election of the three nominees for Class I directors named in this Proxy Statement, (ii) in favor of the amendments to the Company's Stock Incentive and Deferred Compensation Plan for Directors (the "Directors' Plan"), (iii) in favor of the amendment to the Company's Incentive Bonus Plan for the Chief Executive Officer (the "CEO Bonus Plan"), (iv) against the shareholder proposal, and (v) in accordance with the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting.

     If you participate in the Ruby Tuesday, Inc. Salary Deferral Plan (the "Plan"), your proxy card will also serve as a voting instruction card for the Plan Trustee. If you do not provide voting instructions with respect to the shares held in the Plan to the Plan Trustee, those shares will not be voted.

     If you participate in the Plan or maintain accounts in more than one name, you may receive more than one set of proxy materials. To be sure that all shares are counted, you must sign and return every proxy card you receive.

     The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company will request brokers and others to send proxy forms and other proxy material to the beneficial owners of the Common Stock and will reimburse them for expenses incurred in so doing. If necessary, the Company also may use some of its employees to solicit proxies from the shareholders personally or by telephone.

     August 16, 2002, has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and, accordingly, only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. The presence in person or by proxy of shareholders of record holding a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by a valid proxy on which the authority to vote for one or more director nominees is withheld, if any, are counted as shares present for determination of a quorum. The number of shares of outstanding Common Stock on August 16, 2002, was 63,752,977, each of which is entitled to one vote.

     Election of each of the director nominees named in Proposal 1 requires the approval of a plurality of the votes cast in the election. For purposes of determining whether a director nominee has been elected, shares as to which authority is withheld will have no effect on the outcome of the voting. Approval of the amendments to the Directors' Plan and the CEO Bonus Plan described in Proposals 2 and 3 requires the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting, provided that the total votes cast on such Proposals represents over 50 percent of all shares present or represented at the Annual Meeting and entitled to vote on such Proposals. For purposes of determining whether Proposals 2 and 3 have been approved by the shareholders, abstentions and broker non-votes will have no effect on the outcome of the voting on such Proposals, but abstentions will count towards the total number of votes cast. Approval of the shareholder proposal requires the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. For purposes of determining whether Proposal 4 has been approved by the shareholders, abstentions and broker non-votes will have no effect on the outcome of the voting.

PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Articles of Incorporation provide for three classes of directors with staggered, three-year terms of office and provide that upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. The Company's Articles of Incorporation and its Bylaws provide that the Board of Directors shall consist of not less than three nor more than 12 directors and authorize the exact number to be fixed from time to time by resolution of a majority of the Board of Directors or by the affirmative vote of the holders of at least 80% of all outstanding shares entitled to vote in the election of directors, voting together as a single class. Currently, the Board of Directors is set at nine members. The terms of office of the Class I directors expire at the Annual Meeting. The Class III directors and the Class II directors have two years and one year, respectively, remaining on their terms of office. Accordingly, the Board of Directors has nominated Bernard Lanigan, Jr., James A. Haslam, III, and Stephen I. Sadove to serve in Class I of the Board of Directors for a term of three years. Mr. Lanigan and Mr. Haslam are currently serving as directors of the Company.

     It is intended that persons named in the accompanying form of proxy will vote for the three nominees listed below unless authority to so vote is withheld. Although the Board of Directors does not expect that any of the nominees identified herein will be unavailable for election, in the event a vacancy in the slate of nominees occurs, the shares represented by proxies in the accompanying form may be voted for the election of a substitute nominee selected by the persons named in the proxy.

                   Director and Director Nominee Information

Nominees for Directors

                         CLASS I -- TERM EXPIRING 2005

BERNARD LANIGAN, JR.
Director of the Company since 2001       Age: 54

     Mr. Lanigan founded, and has served as managing principal of, Lanigan & Associates, P.C., Certified Public Accountants and Management Consultants since 1974. Mr. Lanigan has served as Chairman and managing director of Southeast Asset Advisors, Inc., a registered investment advisor and consulting company, since 1981.

JAMES A. HASLAM, III
Director of the Company since 1999       Age: 48

     Mr. Haslam has been President of Pilot Travel Centers, LLC since September, 2001 and Chief Executive Officer of Pilot Corporation, an operator of convenience stores and travel centers in 36 states, since July 1995. Prior thereto, from 1976 to 1995, he was Executive Vice President of Pilot Corporation. Mr. Haslam is a director of First Tennessee National Corporation.

STEPHEN I. SADOVE
Director Nominee                         Age: 51

     Mr. Sadove has served as Vice Chairman of Saks Incorporated since January 7, 2002. Prior thereto, Mr. Sadove served as Senior Vice President of Bristol-Myers Squibb Company and President of Worldwide Beauty Care from September 2000 to January 2001; as Senior Vice President of Bristol-Myers Squibb Company and President of Worldwide Beauty Care and Nutritionals from 1998 to September 2000; as President of Worldwide Beauty Care from 1995 to 1998; and as President of Clairol, Inc. from 1991 to 1995. Mr. Sadove is a director of Saks Incorporated.

Directors Continuing in Office

                        CLASS II -- TERM EXPIRING 2003

DR. DONALD RATAJCZAK
Director of the Company since 1981       Age: 59

     Dr. Ratajczak has been Chairman and Chief Executive Officer of BrainWorks Ventures Inc. (f/k/a Auric Metals Corporation), a company which provides investment and advisory services for startup technology companies, since May 2000. Until his retirement in June 2000, Dr. Ratajczak served as Professor and Director, Economic Forecasting Center, Georgia State University since July 1973. Dr. Ratajczak is a director of CIM High Yield Securities Fund, Crown Crafts, Inc. and TBC Corporation.

SAMUEL E. BEALL, III
Director of the Company since 1982       Age: 52

     Mr. Beall has served as Chairman of the Board and Chief Executive Officer of the Company since May 1995. Mr. Beall served as President and Chief Executive Officer of the Company from June 1992 to May 1995 and President and Chief Operating Officer of the Company from September 1986 to June 1992.

CLAIRE L. ARNOLD
Director of the Company since 1994       Age: 55

     Ms. Arnold has been Chair and Chief Executive Officer of Leapfrog Services, Inc., a privately-held technical outsourcing company, since April 1998. Ms. Arnold served as President and Chief Executive Officer of Nicotiana Enterprises, Inc., a family holding company, from November 1992 to April 1994. Prior thereto, Ms. Arnold was Chair and Chief Executive Officer of NCC L.P. from August 1979 to November 1992. Ms. Arnold is a director of Schweitzer-Mauduit International, Inc. and International Multifoods, Inc.

                        CLASS III -- TERM EXPIRING 2004

JOHN B. MCKINNON
Director of the Company since 1989       Age: 67

     Prior to his retirement in May 1995, Mr. McKinnon was Dean of Babcock Graduate School of Management at Wake Forest University. Prior thereto, he was President, Sara Lee Food Service from July 1988 through June 1989, and President, Sara Lee Corporation from July 1986 through June 1988. Mr. McKinnon is also a director of Medcath, Inc.

DOLPH W. VON ARX
Director of the Company since 1992       Age: 67

     Prior to his retirement in 1991, Mr. von Arx was Chairman of the Board, President and Chief Executive Officer of Planters LifeSavers Company, an affiliate of RJR Nabisco, Inc. Mr. von Arx served as Chairman of the Board of Isolux America Corporation, a privately-held company that manufactures fiberoptic cable and medical devices, from 1998 through 2000. Mr. von Arx is a director of Cree Research, Inc., International Multifoods, Inc., and Northern Trust of Florida Corporation, a subsidiary of Northern Trust Corporation.

ELIZABETH L. NICHOLS
Director of the Company since 1999       Age: 48

     Ms. Nichols has been President and Chief Executive Officer of Graylitt, Inc., a privately held company that engages in real estate investments, since August 2000. Prior thereto, Ms. Nichols served as President of JDN Realty Corp., a public real estate investment trust, from March 1994 until September 2000. Ms. Nichols was President of JDN Enterprises, Inc. from December 1990 through March 1994.

 The Board of Directors recommends that you vote FOR the election of the three nominees for Class I Directors named above.

                     Beneficial Ownership of Common Stock

     The following table sets forth certain information as of August 16, 2002 (except as otherwise noted) regarding the amount of Common Stock beneficially owned by all persons known to the Company who beneficially own more than five percent of the outstanding Common Stock, each director and director nominee of the Company, each Named Executive (as defined below), and all directors and executive officers of the Company as a group. An asterisk indicates beneficial ownership of less than one percent of the outstanding Common Stock.

                                                                              Number of Shares
                                                                                Beneficially         Percent
Name or Group                                                                     Owned(1)         of Class(2)
-------------                                                                     --------         -----------
   Westport Asset Management, Inc. ......................................        4,951,500(3)         .77%
    253 Riverside Avenue
    Westport, CT 06880
   Capital Group International, Inc.. ...................................        3,421,900(4)         .37%
    11100 Santa Monica Blvd.
    Los Angeles, CA 90025
   T. Rowe Price Associates, Inc. .......................................        3,556,500(5)         .58%
    100 E. Pratt Street
    Baltimore, MD 21202
   Samuel E. Beall, III .................................................          817,760(6)         .28%
   Claire L. Arnold .....................................................           50,701               *
   James A. Haslam, III .................................................           48,225(7)            *
   Bernard Lanigan, Jr. .................................................            3,713(8)            *
   John B. McKinnon .....................................................           96,500(9)            *
   Elizabeth L. Nichols .................................................           16,737               *
   Dr. Benjamin F. Payton ...............................................           37,669               *
   Dr. Donald Ratajczak .................................................           59,765(10)           *
   Dolph W. von Arx .....................................................           53,405(11)           *
   Stephen I. Sadove ....................................................                0               *
   A. Richard Johnson ...................................................          170,308               *
   Robert D. McClenagan .................................................          312,947               *
   Sherry L. Turner .....................................................          339,998               *
   Daniel T. Cronk ......................................................          113,638(12)           *
   All directors and executive officers as a group (15 persons) .........        2,262,975            .48%

------------
(1) The amounts shown include: (i) shares subject to currently exercisable options and options exercisable within 60 days after August 16, 2002, held by the named persons and group as follows: Mr. Beall, 322,000; Ms. Arnold, 16,410; Mr. Haslam, 8,700; Mr. Lanigan, 1,932; Mr. McKinnon, 21,170; Ms.
     Nichols, 8,700; Dr. Payton, 16,410; Dr. Ratajczak, 18,722; Mr. von Arx, 25,190; Mr. Johnson, 170,000; Mr. McClenagan, 216,634; Ms. Turner, 274,851;
     Mr. Cronk, 99,387; and all directors and executive officers as a group, 1,306,060; and (ii) shares held in the Company's Salary Deferral Plan as follows: Mr. Beall, 22,656; and all directors and executive officers as a group, 26,566.

     The amounts shown do not include share equivalent units credited to the accounts of the named persons and group under the Company's Deferred Compensation Plan which, as of July 31, 2002, were as follows: Mr. Beall, 20,730; Mr. McClenagan, 27,591; Ms. Turner, 28,400; Mr. Cronk, 21,820; and
     all directors and executive officers as a group, 106,972. These units represent deferred compensation obligations of the Company payable in shares of Common Stock upon termination of employment either in a lump sum or in installments, as determined by the Company in its capacity as plan administrator.

(2) "Percent of Class" has been calculated by taking into account all shares as to which the indicated person has sole or shared voting or investment power (including shares subject to currently exercisable options and options exercisable within 60 days after August 16, 2002), without regard to any disclaimers of beneficial ownership by the person indicated.

(3) The information presented is based on the Schedule 13G, as amended, filed by Westport Asset Management, Inc. reporting beneficial ownership as of December 31, 2001. Westport Asset Management, Inc. disclaims 6,200 shares owned by employees of Westport Asset Management, Inc. and Westport Advisors LLC.

(4) The information presented is based on the Schedule 13G, as amended, filed by Capital Group International, Inc. reporting beneficial ownership as of December 31, 2001.

(5) The information presented is based on the Schedule 13G filed by T. Rowe Price Associates, Inc. reporting beneficial ownership as of December 31, 2001.

(6) Includes 209,424 shares held in the Beall Family Ltd. Partnership, a limited partnership of which Mr. Beall is a General Partner.

(7) Includes 30,388 shares held by PTC, Inc. of which Mr. Haslam is a 50% owner. Mr. Haslam disclaims beneficial ownership of any shares in excess of 50% of the total of such shares. Mr. Haslam also disclaims beneficial ownership of 200 shares held by his wife individually.

(8)  Includes 1,000 shares held in a family limited partnership.

(9) Includes 42,500 shares owned by Mr. McKinnon and his spouse as tenants in common.

(10) Includes 13,500 shares held in an individual retirement account by Dr. Ratajczak.

(11) Includes 2,250 shares held by the von Arx Family Foundation, a charitable organization. Mr. von Arx may be deemed to share voting and dispositive power with respect to such shares by virtue of his position as a member of the board of directors of the foundation.

(12) Includes 3,200 shares owned by Mr. Cronk and his spouse as tenants in common.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Reporting Persons during and with respect to fiscal year 2002 have been complied with on a timely basis, except that Mr. Haslam failed to timely report small acquisitions made during fiscal 2001 and 2002 by PTC, Inc., a corporation of which he is 50% owner, pursuant to a broker-administered dividend reinvestment program.

Directors' Fees and Attendance

     The Board of Directors met four times during fiscal year 2002. Each director attended at least 75% of these meetings and meetings of any committee of which he or she was a member which were held during the fiscal year, except that Ms. Arnold was unable to attend the July 9, 2001 meetings of the Board of Directors, the Audit Committee and the Compensation Committee.

     Directors who are employees of the Company receive no directors' fees. All non-employee directors currently receive $4,500 quarterly retainers, $4,500 per regularly-scheduled Board meeting attended and $2,250 for each special Board meeting attended. Non-employee directors serving on the Audit Committee or the Compensation Committee (other than the Chairpersons of such committees) do not receive any fee for attending committee meetings. Committee Chairpersons receive a fee for each committee meeting attended which is not held in conjunction with a meeting of the Board of Directors. In addition, beginning in fiscal year 2003, the Chairperson of the Audit Committee will receive an annual fee of $10,000 and the Chairperson of the Compensation Committee will receive an annual fee of $3,000.

     The Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors (the "Directors' Plan") permits non-employee directors to defer all or a portion (in 25 percent increments) of their retainer (other than any portion of the retainer allocated to Stock Awards, as described below) and/or any additional meeting and committee fees to a deferred compensation account. Deferred compensation accounts are credited as of the last day of each fiscal quarter with an assumed rate of income equal to 90-day U.S. Treasury Bills, based on the weighted average balance of that account during that fiscal quarter. Amounts credited to a director's deferred compensation account will be distributed not sooner than the earlier of the first January 15 or July 15 following (a) the date of the director's seventieth birthday, or (b) the date the director ceases to be a member of the Board of Directors.

     The Directors' Plan provides that each non-employee director who has not attained the Target Ownership Level, as defined below, will be deemed to have elected to direct that 60 percent of his or her retainer payable for each fiscal quarter be allocated to the purchase of Common Stock on his or her behalf. Each non-employee director who has attained the Target Ownership Level may elect to direct, in 10 percent increments and subject to such other conditions prescribed by the Directors' Plan, that up to 60 percent of his or her retainer for each fiscal quarter be allocated to the purchase of Common Stock on his or her behalf (collectively, the "Stock Awards"). A deemed election will continue in effect until that director, after attaining the Target Ownership Level, modifies or revokes the election in the manner allowed for discretionary elections.

     A director will be treated as having attained the "Target Ownership Level" for a fiscal quarter if he or she owns, on the first day of that fiscal quarter, at least a number of shares of Common Stock with a fair market value, as determined by the closing price on the last trading day prior to such date ("Fair Market Value"), equal to 10 multiplied by that director's annual retainer.

     Each director who has elected, or who has been deemed to have elected, to purchase Stock Awards for a fiscal quarter, will be issued the number of shares of Common Stock equal to the amount of the retainer elected to be so allocated, multiplied by 1.15 and divided by the Fair Market Value of a share of Common Stock, as of the issue date. Common Stock so purchased may not be transferred within three years of the date of purchase, except in the event of death, disability, retirement on or after age 70 or unless this restriction is waived by the committee administering the Directors' Plan.

     The Directors' Plan provides that each non-employee director who receives Stock Awards, whether through a deemed election or a discretionary election, will be awarded an option to purchase shares of Common Stock (the "Options") equal to three times the number of shares issued pursuant to the discretionary election or deemed election, as the case may be.

     Options issued under the Directors' Plan will be granted on the first day of each fiscal quarter for which an election for a Stock Award is in effect, will become fully exercisable six months following the date of grant, and will be exercisable at the Fair Market Value of the Common Stock as of the date of the Option grant. Each Option shall expire generally upon the fifth anniversary of the date on which it was granted.

     The shareholders are being asked to consider at the Annual Meeting a proposal to amend the Directors' Plan to permit annual formula grants of options and to increase the number of shares reserved for issuance thereunder (see Proposal 2).

Committees of the Board

     The Board of Directors is responsible for the overall affairs of the Company. To assist the Board of Directors in carrying out this responsibility, the Board delegated certain authority to two committees. Information concerning these committees follows.

     Audit Committee. The Audit Committee is comprised solely of non-management directors. The Audit Committee maintains communications with the Company's independent auditors as to the nature of the auditors' services, fees and such other matters as the auditors believe may require the attention of the Board. The Audit Committee reviews the Company's internal control procedures and makes recommendations to the Board with respect thereto. The Audit Committee of the Company's Board met four times during fiscal year 2002. The current members of the Audit Committee are John B. McKinnon (Chairperson), Claire L. Arnold, James
A. Haslam, III, Bernard Lanigan, Jr., Elizabeth L. Nichols, Dr. Benjamin F. Payton, Dr. Donald Ratajczak and Dolph W. von Arx.

     Compensation and Stock Option Committee. The Compensation and Stock Option Committee (the "Compensation Committee") is comprised solely of non-management directors. The Compensation Committee makes recommendations to the Board of Directors with respect to compensation of officers and with respect to the granting of stock options. The Compensation Committee of the Company's Board met two times during fiscal year 2002. The current members of the Compensation Committee are Dolph W. von Arx (Chairperson), Claire L. Arnold, James A. Haslam, III, Bernard Lanigan, Jr., John B. McKinnon, Elizabeth L. Nichols, Dr. Benjamin F. Payton and Dr. Donald Ratajczak.

                            EXECUTIVE COMPENSATION

     This section of the Proxy Statement discloses compensation for services rendered to the Company during each of the three fiscal years in the period ended June 4, 2002, which compensation was awarded to, paid to, or earned by the Company's Chief Executive Officer and each of the four other executive officers of the Company who were most highly compensated and whose salary and bonus exceeded $100,000 in fiscal year 2002 (collectively, these persons are sometimes referred to as the "Named Executives").

                          SUMMARY COMPENSATION TABLE

                                                                                                         All Other
                                                Annual Compensation            Long Term Compensation   Compensation
                                      --------------------------------------- ------------------------ -------------
                                                                Other Annual    Awards      Payouts
                                                                Compensation   Options/       LTIP
Name and Position              Year   Salary ($)   Bonus ($)       $(1)        SARs (#)    Payouts ($)      ($)(2)
-----------------              ----   ----------   ---------       ----        --------    -----------      ------
Samuel (Sandy) E. Beall, III   2002     936,368    1,162,720         3,755     398,698         -0-          5,548
 Chairman of the Board and     2001     893,738    1,118,000         5,700     596,913         -0-          5,362
 Chief Executive Officer       2000     846,442    1,075,000           -0-     478,000         -0-          3,217

Robert D. McClenagan           2002     390,193      390,425         3,298     203,975         -0-          9,235
 President                     2001     358,327      448,240         4,949     176,708         -0-          6,634
                               2000     344,544      431,000        74,177     216,634         -0-          7,064

Sherry L. Turner               2002     220,700      219,240         2,688     153,252         -0-          4,200
 President - RTI Support       2001     210,652      210,808         3,893     175,268         -0-          4,000
 Center                        2000     202,502      202,700         3,600     179,387         -0-            -0-

A. Richard Johnson (3)         2002     224,042      222,560           -0-      90,000         -0-          1,407
 Senior Vice President -       2001     214,000      214,000       158,019     100,000         -0-          1,326
 Brand Development             2000       8,231          -0-           -0-     170,000         -0-            -0-

Daniel T. Cronk                2002     211,663      210,263         2,401      72,892         -0-          2,255
 Senior Vice President,        2001     202,026      202,176         3,607      94,878         -0-          2,240
 General Counsel and           2000     193,961      194,400         3,600      99,387         -0-            -0-
 Secretary

------------
(1) Under the Company's Management Stock Option Program (the "MSOP"), eligible employees of the Company may purchase shares of Common Stock up to established annual limits if pre-established Corporate, Division, Region, District or Unit goals, as the case may be, are achieved. For each share of Common Stock purchased under the MSOP, the participant receives .15 of a "bonus share" and a five-year option to purchase three times the number of shares purchased plus the related bonus shares. The shares purchased and the related bonus shares are subject to a two-year restriction on resale. The value of the bonus shares received in connection with the purchase of shares of Common Stock under the MSOP by the Named Executives is included in this column. Additionally, the following amounts for taxable relocation assistance provided by the Company are included: R. D. McClenagan, $68,177 for fiscal year 2000; and A.R. Johnson, $158,019 for fiscal year 2001.

(2) The amounts in this column include the following: (a) Company contributions to the Deferred Compensation Plan for fiscal years 2002, 2001, and 2000, respectively: R. D. McClenagan, $6,396, $3,847, and $4,898; S.L. Turner, $4,200, $4,000, and $0 and Mr. Cronk, $2,255, $2,240 and $0; (b) executive group life and accidental death and dismemberment insurance plan premiums paid for fiscal years 2002, 2001, and 2000, respectively: S. E. Beall, III, $1,142, $934, and $864; R. D. McClenagan, $1,142, $934, and $864; and A.R.
     Johnson, $540, $424, and $0; and (c) employee portion of split-dollar life insurance premiums paid by the Company for fiscal years 2002, 2001, and 2000, respectively: S. E. Beall, III, $4,406, $4,428 and $2,353; R. D.
     McClenagan, $1,698, $1,853 and $1,302; and A.R. Johnson, $867, $902, and
     $0.

(3) Mr. Johnson was elected as an executive officer of the Company on May 1, 2000.

                          OPTION GRANTS IN FISCAL 2002

     The following table presents information regarding options to purchase shares of Common Stock granted by the Company during fiscal year 2002 to the Named Executives. The Company has no outstanding SARs and granted no SARs during fiscal year 2002.

                                                                               Potential Realizable Value(3) at Assumed Annual
                                                                              Rates of Stock Price Appreciation for Option Term
                                                                             ----------------------------------------------------
                                       Individual Grants                                 5%                        10%
                   --------------------------------------------------------- -------------------------- -------------------------
                                     % of Total
                                    Options/SARs                                          Market Price               Market Price
                                     Granted to                                            Required to               Required to
                                    Employees in   Exercise or                               Realize                   Realize
                     Options/SARs      Fiscal       Base Price   Expiration     Dollar    Dollar Gains     Dollar    Dollar Gains
Name                Granted(#)(1)      Year(2)      ($/Share)       Date      Gains ($)     ($/Share)    Gains ($)    ($/Share)
----                -------------      -------      ---------       ----      ---------     ---------    ---------    ---------
S. E. Beall, III         2,634          0.12%         17.00      05-Jun-06       12,371      21.70          27,337      27.38
                         2,064          0.10%         21.70      05-Mar-07       12,374      27.70          27,344      34.95
                       394,000         18.27%         23.30      10-Apr-07    2,536,320      29.74       5,604,604      37.52

R. D. McClenagan         2,232          0.10%         17.00      05-Jun-06       10,483      21.70          23,165      27.38
                         1,746          0.08%         21.70      05-Mar-07       10,468      27.70          23,131      34.95
                       200,000          9.27%         23.30      10-Apr-07    1,287,472      29.74       2,844,977      37.52

S. L. Turner             1,824          0.08%         17.00      05-Jun-06        8,567      21.70          18,931      27.38
                         1,428          0.07%         21.70      05-Mar-07        8,561      27.70          18,918      34.95
                       150,000          6.95%         23.30      10-Apr-07      965,604      29.74       2,133,732      37.52

A. R. Johnson           90,000          4.17%         23.30      10-Apr-07      579,362      29.74       1,280,239      37.52

D. T. Cronk              1,623          0.08%         17.00      05-Jun-06        7,623      21.70          16,845      27.38
                         1,269          0.06%         21.70      05-Mar-07        7,608      27.70          16,812      34.95
                        70,000          3.25%         23.30      10-Apr-07      450,615      29.74         995,742      37.52

------------

(1) Except as otherwise stated, the indicated options have a term of five years and were granted pursuant to the Company's Stock Incentive Plan. Those options with an exercise price of $23.30 generally become exercisable after 30 months. All other options listed in the table above generally become exercisable after two years. In the event of a change in control of the Company, the vesting of options will be accelerated unless the Committee administering the plan elects to cash-out the options.
(2) Based on an aggregate of 2,156,971 options granted by the Company in fiscal year 2002.
(3) The Potential Realizable Values are calculated as follows: [[Market Price at Grant x (1 + Stock Price Appreciation Rate)] - Exercise Price] x Number of Underlying Shares. Because these Potential Realizable Values are based on annualized compound rates of increase over a five year term, the total potential appreciation on annual appreciation rates of 5% and 10% is 27.6% and 61.1% respectively.

      AGGREGATED OPTION EXERCISES IN FISCAL 2002 AND FISCAL YEAR END VALUES

     The following table presents information regarding exercises of options to purchase shares of Common Stock during fiscal year 2002 by the Named Executives and the value of unexercised options to purchase Common Stock held at June 4, 2002. There were no SARs outstanding during fiscal year 2002.

                                                                                               Value of
                                                                       Number of              Unexercised
                                                                      Unexercised       In-the-Money Options at
                                                                    Options FY-End           FY-End($)(2)
                                                                  ------------------   ------------------------
                                 Shares
                               Acquired on          Value            Exercisable/            Exercisable/
Name                          Exercise (#)     Realized ($)(1)       Unexercisable           Unexercisable
----                          ------------     ---------------       -------------           -------------
S. E. Beall, III .........       342,868          4,503,558             0/1,471,169              0/10,460,398
R. D. McClenagan .........       234,232          3,292,057          14,634/580,454         194,674/3,425,193
S. L. Turner .............       174,982          2,624,919         104,851/496,696       1,488,748/2,985,941
A. R. Johnson ............            --                 --               0/360,000               0/2,679,279
D. T. Cronk ..............       103,182          1,760,454           9,387/256,147         130,590/1,593,502

------------
(1) Value Realized is calculated as follows: [(Per Share Closing Price on date of exercise) - (Per Share Exercise Price)] x Number of Shares for which the option was exercised.
(2) Value of Unexercised In-the-Money Options at fiscal year end is calculated as follows: [(Per Share Closing Sale Price on June 4, 2002) - (Per Share Exercise Price)] \x Number of Shares Subject to Unexercised Options. The per share closing sale price on June 4, 2002, the last trading day of fiscal year 2002, was $22.73.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table presents information as of the end of fiscal year 2002 with respect to equity compensation plans (exclusive of the proposed increase under Proposal 2):

                                                                                                          (c)
                                                                                                 Number of securities
                                                       (a)                                      remaining available for
                                              Number of securities              (b)              future issuance under
                                                  to be issued           Weighted-average         equity compensation
                                                upon exercise of         exercise price of         plans (excluding
                                              outstanding options,     outstanding options,     securities reflected in
Plan category                                  warrants and rights      warrants and rights           column (a))
-------------                                  -------------------      -------------------           -----------
Equity compensation plans approved
 by security holders .....................          4,016,994                15.3064                   2,200,786
Equity compensation plans not
 approved by security holders(1) .........          3,560,407                14.8658                   4,338,336
                                                    ---------                -------                   ---------
  Total ..................................          7,577,401                15.0994                   6,539,122
                                                    =========                =======                   =========

------------
(1) The material features of the only plan in this category, the Ruby Tuesday, Inc. 1996 Non-Executive Stock Incentive Plan, are described in Note 10 to the Company's Consolidated Financial Statements for fiscal year 2002.

Retirement Plan

     The Company is a sponsor of the Morrison Restaurants Inc. Retirement Plan (the "Retirement Plan"). Under the Retirement Plan, participants are entitled to receive benefits based upon salary and length of service. The Retirement Plan was frozen as of December 31, 1987, so that no additional benefits have accrued, and no new participants have been permitted since that date. The Retirement Plan is a tax-qualified, funded, defined benefit plan. A participant's accrued annual benefit is determined generally by adding A and B below, as applicable:

   (A) 1/4 percent of pay up to that year's Social Security Wage Base, plus 1-1/4 percent of pay over the Social Security Wage Base for each credited year of service (as defined in the Retirement Plan) commencing on or after January 1, 1986; and

   (B) 1/4 percent of average pay for the highest consecutive five years from 1976 through 1985 up to $14,400, plus 1-1/4 percent of such pay in excess of $14,400, multiplied by the number of credited years of service with the Company up to January 1, 1986.

     Normal retirement for purposes of the Retirement Plan is age 65, although a participant with at least five years of service may retire with a reduced benefit as early as age 55. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried or a joint and survivor annuity if the participant is married, unless an alternative form of benefit payment is selected by the participant from among a range of options made available under the Retirement Plan. A participant's accrued benefit becomes vested upon completion of five years of service after age 18.

     Benefits payable under the Retirement Plan reduce the amount of benefits payable to a participant in the Executive Supplemental Pension Plan or the Management Retirement Plan, described below.

Executive Supplemental Pension Plan

     Eligible Named Executives of the Company participate in the Company's Executive Supplemental Pension Plan ("ESPP"). The ESPP is a nonqualified, unfunded, defined benefit retirement plan for selected employees. As a condition of entry to the ESPP, future participants must complete five years of continuous service in one or more qualifying job positions and must have achieved a minimum salary threshold, as described in the ESPP.

     A participant's accrued benefit in the ESPP equals 2.5 percent of the participant's highest five-year average base salary multiplied by the participant's years and fractional years of continuous service (as defined in the ESPP) not in excess of 20 years; plus one percent of the participant's highest five-year average base salary multiplied by the participant's years and fractional years of continuous service in excess of 20 years, but not in excess of 30 years of such service; less the retirement benefit payable at the age of 65 in the form of a single life annuity payable to the participant under the Retirement Plan; and less the participant's Social Security benefits. Base salary includes commissions but excludes bonuses and other forms of remuneration other than salary. Benefits are paid to a participant in the same manner as benefits may be paid under the Retirement Plan and become vested if the participant has completed ten years of service. Normal retirement for purposes of the ESPP is age 65, although a participant with at least five years of service may retire with an actuarially reduced benefit as early as age 55. Supplemental early retirement provisions allow designated participants to receive unreduced benefits, enhanced benefits, and/or early commencement of benefit payments, depending upon age and service criteria specified in the ESPP. A participant's receipt of unreduced early retirement benefits is conditioned upon not competing with the Company for a period of two years following retirement.

     Estimated annual benefits payable upon retirement to persons in specified remuneration and years of continuous service classifications are shown in the following table. All amounts shown are for a single life annuity and assume that active participation in the ESPP continues until age 65. In accordance with the ESPP, the amounts shown are subject to reduction for Social Security benefits and benefits received under the Retirement Plan.

       Executive Supplemental Pension Plan Estimated Annual Benefits for
                    Representative Years of Service to Age 65

                                                                                        30 or
Annual Average Base Salary         10           15           20            25           More
--------------------------         --           --           --            --           ----
$  250,000..................     $62,500      $93,750     $125,000      $137,500      $150,000
   275,000 .................      68,750      103,125      137,500       151,250       165,000
   300,000 .................      75,000      112,500      150,000       165,000       180,000
   325,000 .................      81,250      121,875      162,500       178,750       195,000
   350,000 .................      87,500      131,250      175,000       192,500       210,000
   375,000 .................      93,750      140,625      187,500       206,250       225,000
   400,000 .................     100,000      150,000      200,000       220,000       240,000
   425,000 .................     106,250      159,375      212,500       233,750       255,000
   450,000 .................     112,500      168,750      225,000       247,500       270,000
   475,000 .................     118,750      178,125      237,500       261,250       285,000
   500,000 .................     125,000      187,500      250,000       275,000       300,000
   525,000 .................     131,250      196,875      262,500       288,750       315,000
   550,000 .................     137,500      206,250      275,000       302,500       330,000
   575,000 .................     143,750      215,625      287,500       316,250       345,000
   600,000 .................     150,000      225,000      300,000       330,000       360,000
   625,000 .................     156,250      234,375      312,500       343,750       375,000
   650,000 .................     162,500      243,750      325,000       357,500       390,000
   675,000 .................     168,750      253,125      337,500       371,250       405,000
   700,000 .................     175,000      262,500      350,000       385,000       420,000
   725,000 .................     181,250      271,875      362,500       398,750       435,000
   750,000 .................     187,500      281,250      375,000       412,500       450,000
   775,000 .................     193,750      290,625      387,500       426,250       465,000
   800,000 .................     200,000      300,000      400,000       440,000       480,000
   825,000 .................     206,250      309,375      412,500       453,750       495,000
   850,000 .................     212,500      318,750      425,000       467,500       510,000
   875,000 .................     218,750      328,125      437,500       481,250       525,000
   900,000 .................     225,000      337,500      450,000       495,000       540,000
   925,000 .................     231,250      346,875      462,500       508,750       555,000
   950,000 .................     237,500      356,250      475,000       522,500       570,000
   975,000 .................     243,750      365,625      487,500       536,250       585,000
 1,000,000 .................     250,000      375,000      500,000       550,000       600,000

     Years of continuing service, to the nearest year, and current remuneration covered by the ESPP (base salary) for the eligible Named Executives are: Mr. Beall, 30 years, $936,368; Mr. McClenagan, 30 years, $390,193; Mr. Johnson, 8 years, $231,462; and Mr. Cronk, 5 years, $211,663.

Management Retirement Plan

     The Company's Management Retirement Plan ("MRP") provides a select group of management or highly compensated employees the security of receiving a defined level of retirement benefits. The MRP is a nonqualified, unfunded, defined benefit retirement plan for employees with 15 or more years of credited service (as defined in the MRP) whose average annual compensation over a consecutive three calendar-year period equals or exceeds $40,000, which amount may be adjusted by the Company from time to time. The MRP was frozen as of June 1, 2001, so that no additional benefits have accrued, and no new participants have been permitted since that date.

     A participant's single-life annuity accrued benefit in the MRP equals 1.5 percent of the participant's average compensation determined over the five-year period immediately preceding the earlier of the participant's termination of employment or June 1, 2001 multiplied by the participant's years of credited service prior to June 1, 2001 not in excess of 20 years; plus 2 percent of the participant's average compensation determined over such five-year period multiplied by the participant's years of credited service prior to June 1, 2001 in excess of 20 years, but not in excess of 30 years; minus the sum of (a) the participant's Retirement Plan benefits, (b) the participant's Social Security benefits, and (c) the participant's ESPP Benefit (as defined in the MRP). For purposes of determining a participant's accrued benefit, a year's compensation includes commissions and bonuses, but generally no form of remuneration is counted in excess of $100,000, which amount may be adjusted by the Company from time to time.

     Normal retirement for purposes of the MRP is age 65, although a participant may retire with a benefit as early as age 55. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried or a joint and survivor annuity if the participant is married. If the participant is also entitled to benefits under the Retirement Plan, benefits payable under the MRP must be in the same form as those payable under the Retirement Plan. The MRP allows payment of an actuarially reduced benefit, commencing as early as age 55, even if the participant terminated employment prior to attainment of age 55.

     Estimated annual benefits payable upon retirement to persons in specified remuneration and years of credited service classifications are shown in the following table. All amounts shown are for a single life annuity and assume that active participation continues in the MRP until age 65. In accordance with the MRP, the amounts shown are subject to reduction for Social Security benefits, benefits received under the Retirement Plan and benefits payable under the ESPP. A participant is ineligible for benefits under the MRP while receiving any long-term disability benefits.

                           Management Retirement Plan
     Estimated Annual Benefits for Representative Years of Service to Age 65

Final Average Salary       15          20          25       30 or More
--------------------       --          --          --       ----------
$ 40,000 .............  $ 9,000     $12,000     $16,000       $20,000
 60,000 ..........       13,500      18,000      24,000        30,000
 80,000 ..........       18,000      24,000      32,000        40,000
100,000 ..........       22,500      30,000      40,000        50,000

     Years of credited service and salary covered by the MRP for the eligible Named Executives are: Mr. Beall, 30 years, $100,000; and Mr. McClenagan, 30 years, $100,000.

Employment Agreement

     The Company entered into an employment agreement with Samuel (Sandy) E. Beall, III dated June 19, 1999 pursuant to which Mr. Beall has agreed to serve as Chief Executive Officer of the Company until June 18, 2006. The employment agreement may continue for any subsequent renewal periods agreed to by the Company and Mr. Beall.

     The employment agreement provides that Mr. Beall will be compensated at an initial base salary rate equal to $860,000 a year, adjusted annually by an amount equal to the greater of (a) 4% of the base salary then in effect, or (b) an amount determined by the Board of Directors of the Company, or appropriate committee thereof, based upon peer group competitive market data (as so adjusted from time to time, the "Base Salary"). In addition, under the employment agreement, Mr. Beall is entitled to an annual bonus opportunity pursuant to the terms of the CEO Bonus Plan, based upon performance criteria approved by the Board of Directors of the Company, or appropriate committee thereof, currently with a target bonus equal to 100% of Base Salary and a maximum bonus equal to 175% of Base Salary.

     In addition, under the employment agreement, Mr. Beall will also be entitled to participate in such long-term incentive compensation programs as may be developed from time to time for the senior management of the Company, including annual grants of stock options under the Company's Executive Stock Option Program according to the same criteria pursuant to which grants are awarded to other senior executives of the Company.

     Pursuant to the employment agreement, the Company agreed to provide Mr. Beall with life insurance coverage providing a death benefit of not less than four times Base Salary, payable to such beneficiary or beneficiaries as Mr. Beall may designate. This obligation may be satisfied in whole or in part by the Executive's participation in the Ruby Tuesday, Inc. Executive Life Insurance Plan.

     In the employment agreement, the Company and Mr. Beall agreed, and the Company's Compensation Committee approved, that options previously granted to Mr. Beall to acquire Common Stock will be amended to provide, or will provide if granted in the future, that (a) such options which have not then vested shall vest in full upon Mr. Beall's death or disability, the involuntary termination of Mr. Beall's employment by the Company without Cause, Mr. Beall's retirement upon satisfying applicable early retirement criteria or upon a Change in Control and (b) the maximum term within which then-vested options may be exercised shall expire no later than 90 days following a voluntary resignation by Mr. Beall (unless the resignation qualifies as a Qualified Termination) prior to Mr. Beall satisfying applicable early retirement criteria; no later than 90 days following an involuntary termination of Mr. Beall's employment by the Company without Cause with respect to the portion of any option which vests as a result of such involuntary termination of employment; or, no later than one year following any other involuntary termination of Mr. Beall's employment, prior to a Change of Control, without Cause with respect to the portion of any option which has then previously vested, and no later than 15 days following an involuntary termination of Mr. Beall's employment by the Company for Cause, or in each case the expiration of the stated term of such option, whichever first occurs.

     Pursuant to the employment agreement, in the event the Company terminates Mr. Beall's employment other than for Cause, the employment agreement will terminate and Mr. Beall will become entitled to receive: (a) immediate payment of any obligations accrued but unpaid as of the date of termination; (b) payment of Base Salary then in effect for 24 months (the "Severance Period");
(c) payment of annual bonuses (or pro rata portion thereof), if any, payable for each of those fiscal years that overlap, in whole or in part, with the Severance Period, with such amounts paid when and as such annual bonuses would normally be determined; (d) payment of earned but unused vacation through the end of the calendar month in which the termination occurs; and (e) the provision of health, life and disability coverages to Mr. Beall and eligible dependents for the Severance Period at active employee rates (or cash equal to the cost of any such coverage to the extent such continued coverage cannot be provided pursuant to any underlying insurance policy then in effect or where such continued coverage would have adverse tax effects to Mr. Beall or other plan participants). The Company and Mr. Beall agreed that the failure of the Board of Directors of the Company to elect, or the action of the Board of Directors to remove, Mr. Beall as Chairman of the Board will, in the absence of Cause, permit Mr. Beall to terminate the employment agreement within 60 days of such event and such termination will be deemed to constitute an involuntary termination other than for Cause by the Company.

     The employment agreement provides that in the event of a Qualified Termination of Mr. Beall's employment following a Change of Control, the employment agreement will terminate and Mr. Beall will become entitled to receive: (a) immediate payment of any obligations accrued but unpaid as of the date of termination; (b) immediate payment of a lump sum amount equal to the product of three, multiplied by the sum of (i) Base Salary then in effect, plus
(ii) the greater of (A) the target annual bonus for the fiscal year in which the Qualified Termination occurs, or (B) the average of the last three annual bonuses earned by Mr. Beall; (c) immediate payment of a pro rata portion of the target annual bonus for the fiscal year in which the Qualified Termination occurs; and (d) the provision of health, life and disability coverages to Mr. Beall and eligible dependents for a period of 36 months at active employee rates (or cash equal to the cost of any such coverage to the extent such continued coverage cannot be provided pursuant to any underlying insurance policy then in effect or where such continued coverage would have adverse tax effects to Mr. Beall or other plan participants). Payment of obligations under any other employee benefit plans will be determined in accordance with the provisions of those plans; provided, however, that Mr. Beall's accrued benefit under the ESPP will be determined by increasing Mr. Beall's actual years of continuous service by an additional three full years.

     The employment agreement also provides that if the aggregate amount provided for in the employment agreement and any other payments and benefits which Mr. Beall has the right to receive from the Company and its affiliates would subject Mr. Beall to an excise tax under Section 4999 of the Internal Revenue Code, or any interest or penalties are incurred or paid by Mr. Beall with respect to such excise tax (any such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Mr. Beall shall be entitled to an additional payment from the Company as is necessary (after taking into account all federal, state and local taxes (regardless of type, whether income, excise or otherwise imposed upon Mr. Beall as a result of the receipt of the payment contemplated by the employment agreement)) to place Mr. Beall in the same after-tax position Mr. Beall would have been in had no Excise Tax been imposed or incurred or paid by Mr. Beall. The Company agreed to pay to Mr. Beall in cash in a lump sum any amount due pursuant to this provision not later than five business days prior to the date that Mr. Beall must file his federal income tax return which reflects the payment that subjects Mr. Beall to the Excise Tax.

     Pursuant to the employment agreement, Mr. Beall agreed (a) to hold the Company's confidential information and trade secrets in strictest confidence, and (b) not to use, duplicate, reproduce, distribute, disclose or otherwise disseminate the Company's confidential information and trade secrets or any physical embodiments thereof and may in no event take any action causing or fail to take any action necessary in order to prevent any of the Company's confidential information and trade secrets from losing its character or ceasing to qualify as confidential information or a trade secret. These covenants will survive the termination of the employment agreement for a period of two years following termination of the employment agreement with respect to confidential information, and with respect to trade secrets for so long as the information qualifies as a trade secret under applicable law.

     In addition, Mr. Beall agreed that during his employment by the Company and for a period of two years thereafter (a) he will not (except on behalf of or with the prior written consent of the Company), within the United States, either directly or indirectly, on his own behalf or in the service or on behalf of others, as a principal, partner, officer, director, manager, supervisor, administrator, consultant, executive employee or in any other capacity which involves duties and responsibilities similar to those undertaken for the Company, engage in any business which is the same as or essentially the same as the business of the Company and (b) he will not, on his own behalf or in the service or on behalf of others, solicit or recruit any employee of the Company with whom he worked or had dealings in the course of his employment with the Company. Mr. Beall also agreed that at any time during or after his employment with the Company, he will not make any disparaging remarks to the public regarding the Company or otherwise attempt to cast the Company in an unfavorable light.

     Under the employment agreement, "Cause" means, with respect to termination of Mr. Beall's employment by the Company: (a) conviction of a felony; (b) conduct constituting a willful refusal to perform any material duty assigned by the Board of Directors of the Company; (c) conduct that amounts to fraud against the Company or its affiliates; (d) a breach of the terms of the employment agreement that is materially injurious to the Company or its affiliates; or (e) conduct that amounts to willful gross neglect or willful gross misconduct resulting in material economic harm to the Company or its affiliates.

     "Change of Control" means any of the following events: (a) the acquisition by any individual, entity or "group" (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of voting securities of the Company where such acquisition causes any such Person to own 25% or more of the combined voting power of the then outstanding voting securities then entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this definition, the following shall not constitute a Change of Control: (i) any acquisition directly from the Company, unless such a Person subsequently acquires additional shares of Outstanding Voting Securities other than from the Company; or (ii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate; (b) within any 12-month period (beginning on or after the effective date of the employment agreement), the persons who were directors of the Company immediately before the beginning of such 12-month period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board of Directors of the Company; provided that any director who was not a director as of the effective date of the employment agreement shall be deemed to be an Incumbent Director if that director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) relating to the election of directors shall be deemed to be an Incumbent Director; (c) the approval by the shareholders of the Company of a reorganization, merger or consolidation, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; (d) the sale, transfer or assignment of all or substantially all of the assets of the Company and its affiliates to any third party; or (e) the liquidation or dissolution of the Company.

     "Qualified Termination" means, during the term of the employment agreement, any one of the following events: (a) an involuntary termination of Mr. Beall's employment by the Company other than for Cause; (b) a resignation by Mr. Beall for any reason within 12 months following a Change of Control; or
(c) a resignation by Mr. Beall following a Change of Control for any one of the following reasons: (i) a reduction in his then current Base Salary or a reduction in his target bonus opportunity, expressed as a percentage of Base Salary; (ii) a failure to elect or reelect him to the positions of Chief Executive Officer and Chairman of the Board of Directors; (iii) a material diminution in his duties or responsibilities; or (iv) a change in supervisory authority such that he no longer reports directly to the Board of Directors of the Company.

     The Company estimates the value of the compensation and benefits payable under the change in control provisions of Mr. Beall's employment agreement, as of the date of this Proxy Statement, if such provisions were triggered by a change in control would be approximately $8,450,000.

                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors of the Company, which is composed solely of non-employee directors of the Company, has furnished the following report on executive compensation.

Overall Compensation Philosophy

     During the past fiscal year, the Company has reaffirmed its long-standing emphasis on the performance-based elements of executive compensation. These programs closely align performance measures with current business strategy and are designed to motivate executive behavior. In general, the Company controls base salaries and compensates outstanding performance through more highly leveraged annual and longer-term incentive programs. As a result, the following principles apply to executive compensation:

     o Base salaries are competitive with similar high-performance restaurant companies;

     o A very significant portion of executive compensation is tied to the Company's success in meeting predetermined earnings per share growth and other annual and long-term performance goals; and

     o Executives are required to own specified amounts of Common Stock, resulting in direct linkage between executive and shareholder interests.

     The overall objectives of this strategy are to attract and retain the best possible executive talent and to motivate the Company's executives to achieve the goals inherent in the Company's business strategy.

     The key components of the Company's executive compensation packages are base salary, annual incentive opportunities, and equity devices. The Compensation Committee's policies with respect to each of these elements are discussed below.

Base Salaries

     The Company's general approach for base compensation of its officers, including the Chief Executive Officer and the Named Executives, is to establish salary ranges with market targets which are at the 75th percentile of the competitive market in the casual dining industry for the Chief Executive Officer and the 50th percentile for the other executives. Each salary range provides a lower and upper limit on the value of jobs assigned to that range. This reflects the previously mentioned objective of controlling base salary costs and emphasizing incentive compensation. Future adjustments to base salaries and salary ranges will reflect average movement in the competitive market as well as individual performance.

Annual Incentive Compensation

     The Company's annual incentive plan directly links annual incentive payments to the accomplishment of predetermined and Board-approved financial and operating goals. Annual incentive opportunities are established for executives depending upon their respective organizational levels and responsibilities as well as competitive market practices. Corporate and individual performance objectives are established at the beginning of each fiscal year.

     Potential incentives for executives who do not have partner agreements with the Company are tied to growth in earnings per share, as well as certain qualitative measures. For fiscal year 2002, annual incentive compensation opportunities for these executives ranged from 15 percent to 20 percent of base salary if "minimum" goals were achieved, 30 percent to 40 percent of base salary if the "target" goals were achieved, 45 percent to 80 percent of base salary if the "maximum" goals were achieved and 60 percent to 125 percent of base salary if the "maximum plus" goals were achieved. Pursuant to existing partner agreements, potential incentives are tied to increases in same store sales and, in some cases, increase in profitability of Company-owned restaurants, and range from 50 percent to 200 percent of base salary. Performance for fiscal year 2002 measured against the objectives contained in the incentive plan or partner agreements resulted in the incentive compensation for the Named Executives shown in the Summary Compensation Table. Such awards generally represented approximately 100 percent of the total incentive awards that could have been earned by the Named Executives. In April 2002, the Company revised the annual incentive compensation structure for executives who do not have partner agreements to remain competitive with companies in the casual dining industry. Under the revised bonus structure, annual incentive opportunities for fiscal 2003 through fiscal 2007 for such executives other than the Chief Executive Officer range from 15 percent to 40 percent if the "minimum" goals are achieved, 30 percent to 80 percent if the "target" goals are achieved and 50 percent to 150 percent if the "maximum" goals are achieved. The "maximum plus" incentive bonus level was eliminated for all executives other than staff Vice Presidents, who have an annual incentive opportunity of 60 percent if the "maximum plus" incentive bonus level is achieved. Occasionally the Company may establish a special incentive award for an individual officer or other employee aimed at achieving a specified performance goal. The Company has a separate bonus plan for the Chief Executive Officer, described in more detail below, which is similar in structure to the incentive plan for the other executives.

Executive Stock Ownership

     Believing that equity ownership plays a key role in aligning the interests of Company personnel with Company shareholders, the Company encourages all employees to make a personal investment in Common Stock. Ownership requirements have been developed for the Company's top management group. The following requirements apply to various organization levels: Chief Executive Officer, a minimum of four times base salary; Concept Presidents and President/Partners, a minimum of three times base salary; Corporate Senior Vice Presidents and Senior Vice President/Partners--Regional Operations, a minimum of two times base salary; and Corporate and Concept Vice Presidents and Vice Presidents/Partners--Regional Operations, a minimum of one times base salary. These objectives must be attained within the five-year period commencing with the date of hire or promotion, as appropriate, with the minimum to be fully achieved at the end of such period, and may be accomplished through the exercise of stock options, other stock incentives, open market purchases effected by the employee on his own behalf or by his spouse or on behalf of his children under age 21 or through participation in the Company's deferred compensation retirement plan. Members of the management group must achieve target ownership levels to be eligible to receive future awards under stock-based plans.

Long-Term Incentive Compensation

     Awards under the Company's stock-based compensation plans directly link potential participant rewards to increases in shareholder value. The Company maintains stock incentive plans for executive officers and other employees. These plans provide for grants of a variety of stock incentives, including stock options, restricted stock, stock appreciation rights, stock purchase rights and performance shares or units. The programs described below have been established under one or more of these plans.

Executive Stock Option Program

     The Company has an Executive Stock Option Program which provides for option grants to its key employees at the General Manager level and above, depending upon the key employee's position within the Company. The options are issued at fair market value and have a five-year term and generally vest 30 months after the date of the grant. In order for key employees to receive option grants under this program, they must meet certain minimum Common Stock ownership requirements. During fiscal year 2002, option grants ranging from 200 to 394,000 shares, for a total of 1,847,050 shares, were made under this program.

Management Stock Option Program

     The Company has a MSOP for exempt employees and full-time non-exempt employees with at least two years of service. Based on organization level, eligible employees may purchase shares of Common Stock up to established annual limits. For each share purchased, 1.15 shares will be issued and the participant will receive a five-year option to purchase three times the number of shares of Common Stock obtained at a per share exercise price equal to the fair market value of a share on the date of grant. These options generally vest two years after the date of the grant. The right to purchase Common Stock under this program is conditioned on the achievement of Corporate, Division, Region, District or Unit goals, as the case may be. There generally is a two-year restriction on the sale of shares acquired through this program other than through the exercise of stock options. The Company granted options to purchase an aggregate of 295,569 shares to employees under this program during fiscal year 2002.

Restricted Stock

     The Company may occasionally grant restricted stock or other stock rights to ensure retention of key executives or as a part of the compensation provided to a new executive hired from outside the Company. No restricted stock or other stock rights were granted by the Company during fiscal year 2002.

Chief Executive Officer Compensation

     Pursuant to the terms of Mr. Beall's employment agreement, Mr. Beall's base salary for fiscal year 2002 was $930,176. At the July 8, 2002, Compensation Committee meeting, Mr. Beall's base salary was reviewed. Based on the terms of his employment agreement and competitive market data, the Compensation Committee recommended, and the Board of Directors subsequently approved, an increase in annual base salary to $967,383 for fiscal year 2003.

     The CEO Bonus Plan was approved by the shareholders at the 1994 Annual Meeting of Shareholders, and was reapproved at the 1999 Annual Meeting of Shareholders. Pursuant to the CEO Bonus Plan, the Chief Executive Officer may earn a cash bonus determined as a percentage of his salary if predetermined levels of growth in earnings per share are achieved by the Company. For fiscal year 2002, the Chief Executive Officer's bonus opportunity was 25 percent, 50 percent, 100 percent or 125 percent of his base salary if the Company achieved or exceeded the "minimum," "target," "maximum" and "maximum plus" earnings per share growth level, respectively, with a proportional increase in the bonus for every one-tenth of a percent increase in earnings per share growth between such performance levels. For fiscal year 2002, Mr. Beall earned an incentive bonus pursuant to the CEO Bonus Plan of $1,162,720. At the April 12, 2002 meeting of the Compensation Committee, the Compensation Committee revised the incentive compensation structure for the Chief Executive Officer in the form of an amendment to the CEO Bonus Plan to increase the maximum annual bonus limit for the Chief Executive Officer to $2,000,000 to remain competitive with companies in the casual dining industry. This amendment is being considered by the shareholders at the Annual Meeting. Under the revised bonus structure, the Chief Executive Officer's bonus opportunity for fiscal years 2003 through 2006 will be 50 percent, 100 percent and 175 percent of his base salary if the Company achieved or exceeded the "minimum," "target" and "maximum" earnings per share growth level, respectively. The "maximum plus" performance level was eliminated.

     In addition, the Compensation Committee has approved Mr. Beall's participation in the Management Stock Option Program (described above) under which he may purchase Common Stock having a value of up to $56,000 annually (beginning with the fourth quarter of fiscal year 2002), conditioned upon the Company's achievement of pre-established financial goals.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of individual compensation for certain executives that may be deducted by the employer for federal tax purposes in any one fiscal year to $1 million unless such compensation is "performance-based." The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Compensation Committee, and certification by the Compensation Committee that performance standards were satisfied. In order to preserve the Company's ability to deduct certain performance-based compensation under Section 162(m) of the Code, the Compensation Committee recommended that the Company seek shareholder approval for certain incentive compensation programs for the Chief Executive Officer. Pursuant to the Compensation Committee recommendation, the Company submitted to the shareholders for approval, and the shareholders approved, the CEO Bonus Plan at the 1994 Annual Meeting of Shareholders. In order to continue to preserve the Company's ability to deduct annual incentive compensation paid to the Chief Executive Officer, the CEO Bonus Plan was reapproved at the 1999 Annual Meeting of Shareholders and an amendment to increase the maximum annual bonus that may be paid thereunder is being submitted to the shareholders for approval at the Annual Meeting (see Proposal 3). While it is possible for the Company to compensate or make awards under incentive plans and otherwise that do not qualify as performance-based compensation deductible under Section 162(m), the Compensation Committee, in structuring compensation programs for its top executive officers, intends to give strong consideration to the deductibility of awards.

Board of Directors and Compensation Committee

     The Board of Directors of the Company has a standing Compensation Committee whose purpose is to review and make recommendations concerning the base salaries of all officers of the Company and to authorize all other forms of compensation, including stock options. Members of the Compensation Committee also administer the Company's stock-based incentive plans. The Compensation Committee met two times during fiscal year 2002. The Board of Directors approved all decisions of the Compensation Committee during fiscal year 2002. The members of the Compensation Committee are named below.

                         Dolph W. von Arx (Chairperson)

             Claire L. Arnold                Elizabeth L. Nichols
             Bernard Lanigan, Jr.            Dr. Benjamin F. Payton
             James A. Haslam, III            Dr. Donald Ratajczak
             John B. McKinnon

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     During fiscal year 2002, the members of the Compensation Committee were Dolph W. von Arx, (Chairperson), Claire L. Arnold, James A. Haslam, III, Bernard Lanigan, Jr., John B. McKinnon, Elizabeth L. Nichols, Dr. Benjamin F. Payton, and Dr. Donald Ratajczak. During fiscal year 2002, Mr. Haslam, a director of the Company, served as President of Pilot Travel Centers, LLC and Chief Executive Officer and a director of Pilot Corporation, a privately-held corporation. Pilot Corporation does not have a compensation committee of its board of directors. Mr. Beall, Chairman of the Board and Chief Executive Officer of the Company, and Mr. McKinnon, a director and member of the Compensation Committee of the Company, also served on the board of directors of Pilot Corporation and the board of managers of Pilot Travel Centers, LLC during fiscal year 2002.

                              CERTAIN TRANSACTIONS

     The Company has a ground lease with Holrob-Mercedes Place General Partnership, a Tennessee general partnership ("Holrob-Mercedes"). The lease covers the Company's restaurant located in the Mercedes Place Shopping Center in Knoxville, Tennessee. The lease has a term expiring on June 30, 2014, with two five-year renewal options. The minimum rent under the lease is $50,000 annually through June 30, 2004 and gradually increases every fifth anniversary thereafter by a rate of less than $10,000 annually. Susan Bagwell Haslam, James
A. Haslam, III's wife, and William E. Haslam, Mr. Haslam's brother, each hold a 25 percent interest in Holrob-Mercedes.

     The Company entered into a partner agreement dated as of June 6, 2001 with Robert D. McClenagan, Jr. pursuant to which Mr. McClenagan agreed to serve as a concept partner responsible for the development and operation of Company-operated Ruby Tuesday restaurants. Pursuant to this agreement, Mr. McClenagan is entitled to compensation from the Company consisting of an annual salary of $388,000 (fixed during the term) and a bonus based on increases in same store sales and profitability of Company-operated Ruby Tuesday restaurants. Bonus is determined as a multiple of salary, capped at two times base salary. Pursuant to this agreement, Mr. McClenagan delivered to the Company shares of Common Stock with a market value of $300,000 to be held in escrow to secure satisfactory performance of his duties and responsibilities under the agreement. In the event the agreement is terminated by the Company for cause or Mr. McClenagan resigns, the escrow shares will be forfeited to the Company. The agreement has a term of three years but terminates upon death and may be terminated by the Company (i) for cause, (ii) upon disability and (iii) without cause upon 120 days' notice. This agreement also contains trade secrets, confidentiality, non-solicitation and non-compete covenants. Mr. McClenagan is an executive officer of the Company. Mr. McClenagan earned a bonus of $390,425 for fiscal year 2002 under this agreement.

     The Company entered into a partner agreement dated as of June 5, 2002 with Mark S. Ingram, who is Mr. Beall's brother-in-law, pursuant to which Mr. Ingram agreed to serve as president/partner responsible for the development, operation, licensing and franchising of the Company's domestic franchise business. Pursuant to this agreement, Mr. Ingram is entitled to annual compensation from the Company consisting of a salary of $240,000 (fixed during the term) and a bonus based on increases in same store sales and profitability by the Company's domestic franchising business. Bonus is determined as a multiple of salary, which is capped at two times base salary.

Pursuant to this agreement, Mr. Ingram delivered to the Company shares of Common Stock with a market value of $200,000 to be held in escrow to secure satisfactory performance of his duties and responsibilities under the agreement. In the event the agreement is terminated by the Company for cause or Mr. Ingram resigns, the escrow shares will be forfeited to the Company. The agreement has a term of three years but terminates upon death and may be terminated by the Company (i) for cause, (ii) upon disability and (iii) without cause upon 120 days' notice. The agreement also contains trade secrets, confidentiality, non-solicitation and non-compete covenants. Pursuant to Mr. Ingram's previous partner agreement, which was similar to the current agreement but had an annual bonus cap of $1,000,000, Mr. Ingram earned bonuses of $1,000,000, $1,000,000 and $754,069 for fiscal years 2002, 2001 and 2000, respectively.

     The Company has a partner agreement dated as of June 6, 2001 with Collin
C. Cope pursuant to which Mr. Cope agreed to serve as a concept partner responsible for the development and operation of Company-owned Ruby Tuesday restaurants. Mr. Cope was designated as an executive officer of the Company in October 2001. Pursuant to this agreement, Mr. Cope is entitled to compensation consisting of an annual salary of $165,500 (fixed during the term) and a bonus based on increases in same store sales and profitability of Company-operated Ruby Tuesday restaurants. Bonus is determined as a multiple of salary, capped at two times base salary. Pursuant to this agreement, Mr. Cope delivered to the Company shares of Common Stock with a market value of $300,000 to be held in escrow to secure satisfactory performance of his duties and responsibilities under the agreement. In the event the agreement is terminated by the Company for cause or Mr. Cope resigns, the escrow shares will be forfeited to the Company. In order to purchase a portion of the shares placed in escrow, Mr. Cope borrowed $200,000 from the Company pursuant to a promissory note bearing interest at a simple rate of seven percent per year. The note is secured by a pledge of the escrow shares. Mr. Cope will make interest payments to the extent his bonus exceeds 50 percent of his bonus opportunity for each fiscal year. All unpaid principal and interest on the note will be due and payable upon the first to occur of (i) termination or expiration of the partner agreement, (ii) Mr. Cope's resignation of his employment with the Company or any affiliate, or
(iii) June 2, 2004. The partner agreement with Mr. Cope has a term of three years but terminates upon death and may be terminated by the Company (i) for cause, (ii) upon disability and (iii) without cause upon 120 days' notice. The agreement also contains trade secrets, confidentiality, non-solicitation and non-compete covenants. For fiscal year 2002, Mr. Cope earned a bonus of $166,534 under this agreement, and made interest payments to the Company of $2,000 under the promissory note.

     In June 2002, the Company retained Southeast Asset Advisors, Inc., a registered investment advisor, to provide investment advisory and consulting services to the Company related to the selection of investment choices for the Company's Salary Deferral and Deferred Compensation Plans. For these services, the Company will pay Southeast Asset Advisors, Inc. fees of $35,000 per year and will reimburse it for related out of pocket travel expenses. Bernard Lanigan, Jr., a director of the Company, is Chairman, managing director and significant shareholder of Southeast Asset Advisors, Inc.

                                AUDIT COMMITTEE

     The Audit Committee reports as follows with respect to the audit of the Company's fiscal year 2002 financial statements (the "Financial Statements"):

     o The Audit Committee has held meetings with KPMG LLP throughout the fiscal year, without the management present, to discuss financial reporting matters;

     o The Audit Committee has reviewed and discussed the Financial Statements with the Company's management;

     o The Audit Committee has discussed with KPMG LLP the matters required to be discussed by SAS 61 Communications with Audit Committees, which include, without limitation, matters related to the conduct of the audit of the Financial Statements; and

     o The Audit Committee has received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (which relates to KPMG LLP's independence from the Company) and has discussed this with KPMG LLP.

     Based on reviews and discussions of the Financial Statements with management and discussions with KPMG LLP discussed above, the Audit Committee recommended to the Board of Directors that such Financial Statements be included in the Company's Annual Report on Form 10-K.

    This report is submitted by the Audit Committee, the members of which are named below.

                         John B. McKinnon (Chairperson)

             Claire L. Arnold                Dr. Benjamin F. Payton
             James A. Haslam, III            Dr. Donald Ratajczak
             Bernard Lanigan, Jr.            Dolph W. von Arx
             Elizabeth L. Nichols

Audit Committee Charter

     The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to the Company's proxy statement filed with the Securities and Exchange Commission on August 31, 2001. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter, and the Board of Directors confirms the Charter, on an annual basis.

Independence of Audit Committee Members

     Each of the members of the Company's Audit Committee meets the requirements for independence (as defined by Standards of the New York Stock Exchange).

                                PERFORMANCE GRAPH

     The following chart and table compare the cumulative total return of the Company's Common Stock with the cumulative total return of the NYSE Stock Market (U.S. Companies) Index and a peer group consisting of U.S. companies listed on the NYSE whose business activities are included in the same standard industrial classification industry group as the Company's business (SIC industry group code 581, Eating and Drinking Places).

                Comparison of Five-Year Cumulative Total Returns
                           Among Ruby Tuesday, Inc.,
               NYSE Stock Market (U.S. Companies) and Peer Group

[THE FOLLOWING MATERIAL WAS ALSO REPRESENTED AS A LINE CHART IN PRINTED VERSION]

                                                05/30/97     06/05/98     06/04/99     06/02/00     06/05/01      06/04/02
                                                --------     --------     --------     --------     --------      --------
Ruby Tuesday, Inc.                               100.00       145.30       180.03       201.45       321.41        430.65
NYSE Stock Market (US Companies)                 100.00       130.24       143.63       149.33       147.59        125.85
Peer Group (NYSE Stocks, SIC 581-Eating and
 Drinking Places, US Companies)                  100.00       135.99       168.59       141.12       135.71        154.61

------------
Notes:
  A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
  B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
  C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  D.  The index level for all shares was set to $100.00 on 05/30/1997.

PROPOSAL 2

                            APPROVAL OF AMENDMENTS TO
                    STOCK INCENTIVE AND DEFERRED COMPENSATION
                               PLAN FOR DIRECTORS

     The Board of Directors has adopted, and recommends that the shareholders approve, amendments to the Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors (the "Directors' Plan") to (i) increase by 500,000 the number of shares of Common Stock reserved for issuance under the Directors' Plan and (ii) to provide for the grant to each non-employee director of an option to purchase 10,000 shares of Common Stock if the director is elected or re-elected, or otherwise continues, to serve on the Board of Directors at each annual meeting of the shareholders of the Company held on and after October 8, 2002. Approval of the proposed amendments to the Directors' Plan requires the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting, provided that the total votes cast represents over 50 percent of all shares present or represented at the Annual Meeting and entitled to vote. These amendments were recommended to the Board of Directors by the Company's independent compensation consultants based on their study which showed the Company's lack of equity-based compensation for directors was causing the total director compensation package to fall behind that of its peer group in terms of competitiveness.

     The following is a description of the Directors' Plan as proposed to be amended as described above.

     Shares Reserved. The Directors' Plan reserves for issuance pursuant to equity awards authorized by the terms thereof a total of 950,000 shares of Common Stock, subject to adjustment as provided by the terms of the Directors' Plan, approximately 609,476 of which remain available for issuance.

     Deferred Compensation Accounts. The Directors' Plan permits non-employee directors to defer all or a portion (in 25 percent increments) of their retainer (other than any portion of the retainer allocated to Stock Awards, as described below) and/or any additional meeting and committee fees to a deferred compensation account. Deferred compensation accounts are credited as of the last day of each fiscal quarter with an assumed rate of income equal to 90-day U.S. Treasury Bills, based on the weighted average balance of that account during that fiscal quarter. Amounts credited to a director's deferred compensation account will be distributed not sooner than the earlier of the first January 15 or July 15 following (a) the date of the director's seventieth birthday, or (b) the date the director ceases to be a member of the Board of Directors.

     Target Ownership Levels. The Directors' Plan provides that each non-employee director who has not attained the Target Ownership Level, as defined below, will be deemed to have elected to direct that 60 percent of his or her retainer payable for each fiscal quarter be allocated to the purchase of Common Stock on his or her behalf. Each non-employee director who has attained the Target Ownership Level may elect to direct, in 10 percent increments and subject to such other conditions prescribed by the Directors' Plan, that up to 60 percent of his or her retainer for each fiscal quarter be allocated to the purchase of Common Stock on his or her behalf (collectively, the "Stock Awards"). A deemed election will continue in effect until that director, after attaining the Target Ownership Level, modifies or revokes the election in the manner allowed for discretionary elections.

     A director will be treated as having attained the "Target Ownership Level" for a fiscal quarter if he or she owns, on the first day of that fiscal quarter, at least a number of shares of Common Stock with a fair market value, as determined by the closing price on the last trading day prior to such date ("Fair Market Value"), equal to 10 multiplied by that director's annual retainer.

     Each director who has elected, or who has been deemed to have elected, to purchase Stock Awards for a fiscal quarter, will be issued the number of shares of Common Stock equal to the amount of the retainer elected to be so allocated, multiplied by 1.15 and divided by the Fair Market Value of a share of Common Stock, as of the issue date. Common Stock so purchased may not be transferred within three years of the date of purchase, except in the event of death, disability, retirement on or after age 70 or unless this restriction is waived by the committee administering the Directors' Plan.

     Award of Options. The Directors' Plan provides that each non-employee director who receives Stock Awards, whether through a deemed election or a discretionary election, will be awarded an option to purchase shares of Common Stock equal to three times the number of shares issued pursuant to the discretionary election or deemed election, as the case may be. These options will be granted on the first day of each fiscal quarter for which an election for a Stock Award is in effect, will become fully exercisable six months following the date of grant, and will be exercisable at the Fair Market Value of the Common Stock as of the date of the option grant. Each such option will expire generally upon the fifth anniversary of the date on which it was granted.

     The Directors' Plan also provides for annual option grants to each non-employee director to purchase 10,000 shares of Common Stock if the director is elected or re-elected, or otherwise continues, to serve on the Board of Directors at each annual meeting of the shareholders of the Company held on and after October 8, 2002. The number of shares of Common Stock subject to each annual option grant will be adjusted in the event of recapitalizations or similar events affecting the Company. The annual options will be granted at fair market value as of the date of the annual meeting of shareholders. Each annual option shall expire generally upon the earlier of the fifth anniversary of the option grant date or 90 days following the date the director ceases to serve as a director of the Company other than for cause and 15 days following the date the director ceases to serve as a director of the Company for cause. The annual options will become exercisable 30 months following the date of grant or, earlier, in the event of death, retirement, disability or certain changes in control. Non-employee directors whose service with the Company ends prior to the option term, other than for cause, may exercise a pro rata portion of the option.

                 The Board of Directors recommends that you vote
                   FOR the amendments to the Directors' Plan.

PROPOSAL 3

                         APPROVAL OF AN AMENDMENT TO THE
              INCENTIVE BONUS PLAN FOR THE CHIEF EXECUTIVE OFFICER

     The CEO Bonus Plan of the Company was approved by the shareholders of the Company at the 1994 Annual Meeting of Shareholders and reapproved at the 1999 Annual Meeting of Shareholders in order to meet the conditions necessary for the Company to exclude performance-based compensation thereunder from the $1 million limit on the Company's deductions from federal income taxes under
Section 162(m) of the Internal Revenue Code. The Board of Directors has approved, and recommends that the shareholders approve, an amendment to the CEO Bonus Plan to increase the maximum annual bonus limit from $1,400,000 to $2,000,000. Approval of this amendment by the shareholders is required to preserve the exclusion from the deductibility limitations of Section 162(m) of the Internal Revenue Code for performance-based compensation paid under the CEO Bonus Plan. The approval of the proposed amendment to the CEO Bonus Plan requires the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting, provided that the total votes cast represents over 50 percent of all shares present or represented at the Annual Meeting and entitled to vote. If the shareholders do not approve the proposed amendment, the maximum annual bonus that may be paid under the CEO Bonus Plan will remain $1,400,000. This amendment was recommended to the Board of Directors by the Company's independent compensation consultants so that the Chief Executive Officer's total cash compensation at maximum performance level or better will be in the 75th percentile of the Company's peer groups, which is consistent with the Company's compensation philosophy as adopted by the Compensation Committee.

     The following is a description of the CEO Bonus Plan as proposed to be amended as described above.

     Performance Goals and Determination of Awards. Pursuant to the CEO Bonus Plan, the Chief Executive Officer may earn a cash bonus determined as a percentage of his base salary if predetermined levels of growth in earnings per share are achieved by the Company. The earnings per share growth goals and the bonus, expressed as a percentage of base salary, are set by the Compensation Committee. The maximum bonus that may be earned by the Chief Executive Officer under the CEO Bonus Plan in any given fiscal year is $2,000,000.

     Payment of Awards. Before any award may be paid pursuant to the CEO Bonus Plan, the Compensation Committee must certify that the performance goals have been achieved and that any other requirements of the CEO Bonus Plan have been satisfied.

     Partial Annual Bonus Awards. In the event of the Chief Executive Officer's death, termination of employment due to disability or termination of employment due to a change of control, the Chief Executive Officer (or the legal representative of the Chief Executive Officer, as the case may be) shall be entitled to payment of an adjusted annual bonus award. The amount of the adjusted annual bonus award shall be determined by multiplying the annual bonus award that would have been payable to the Chief Executive Officer had he remained an employee through the last day of the fiscal year of the Company by a fraction the numerator of which shall be the number of days during the fiscal year during which he was an employee and the denominator of which shall be 365.


     Administration. The CEO Bonus Plan will be administered by the Compensation Committee as long as the composition of the Compensation Committee consists solely of two or more "outside directors" as that term is defined in
Section 162(m) of the Internal Revenue Code. The Compensation Committee has the authority to establish performance goals and targets under the CEO Bonus Plan consistent with its terms.

     Amendment and Termination. The Compensation Committee at any time may amend or terminate the CEO Bonus Plan without shareholder approval; provided, however, that the Compensation Committee may condition any amendment on the approval of shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. The Compensation Committee is specifically authorized to amend the CEO Bonus Plan as necessary or appropriate to comply with Section 162(m) of the Internal Revenue Code and the regulations issued thereunder.

             The Board of Directors recommends that you vote FOR the
                        amendment to the CEO Bonus Plan.

PROPOSAL 4

                              SHAREHOLDER PROPOSAL

     The Charitable Trust of the Sisters of Mercy Regional Community of Detroit (the "Trust"), 29000 Eleven Mile Road, Farmington Hills, MI 48336, beneficial owner of 200 shares of Common Stock, has informed the Company that it intends to introduce the resolution set forth below at the Annual Meeting. Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, requires the Company to include in the Proxy Statement the shareholder proposal and supporting statement exactly as submitted by the Trust. Approval of this shareholder proposal requires the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. The Board of Directors and the Company accept no responsibility for the proposed resolution and the supporting statement. For the reasons stated in the Company management's statement below, the Board of Directors recommends that you vote AGAINST the shareholder proposal.

Shareholder Proposal and Supporting Statement

                        LABEL GENETICALLY ENGINEERED FOOD

     RESOLVED: Shareholders request that (unless long-term safety testing demonstrates that genetically engineered (GE) crops, organisms, or products thereof are not harmful to humans, animals, and the environment) the Board of Directors adopt a policy to identify and label all food products manufactured or sold by the company under the company's brand names or private labels that may contain GE ingredients.

Supporting Statement

     International markets for genetically engineered (GE) foods are threatened by extensive resistance:

     o Many of Europe's larger food retailers have committed to removing GE ingredients from their store-brand products, as have some U.S. retailers;

     o In the UK, three fast-food giants--McDonald's, Burger King, and KFC--are eliminating GE soy and corn ingredients from their menus;

     o McCain Foods of Canada announced it would no longer accept genetically engineered Bt potatoes for their brand-name products (11/99);

     o Gerber Products Co. announced in July 1999 that it would not allow GE corn or soybeans in any of their baby foods;

     o Frito Lay, a division of PepsiCo, asked farmers that supply corn for Frito Lay to provide only non-genetically engineered corn;

     o Since fall of 2000, hundreds of millions of dollars may have been spent by food companies in recalling food containing GE corn not approved for human consumption;

     o Upon ratification by 50 countries, the Biosafety Protocol, signed by over 100 countries, will require that genetically engineered organisms (GEOs) intended for food, feed and processing must be labeled "may contain" GEOs, and countries can decide whether to import those commodities based on a scientific risk assessment.

     There is scientific concern that genetically engineered agricultural products may be harmful to humans, animals, or the environment:

     o For human health and environmental concerns, the European Union has proposed regulations to phase out by 2005 antibiotic-resistant marker genes, widely used to develop GE seeds;

     o Research has shown that Bt crops are building up Bt toxins in the soil, with unknown long-term effects on soil ecology;

     o The National Academy of Sciences report, Genetically Modified Pest-Protected Plants, recommends development of improved methods for identifying potential allergens in genetically engineered pest-protected plants. The report found the potential for gaps in regulatory coverage (4/2000);

     o GE-crops grown for pharmaceutical purposes, including contraceptive effects, may contaminate other crops and soil and adversely effect human health;

     o Uncertainty about the ecological risks of genetically engineered crops persists. (Science 12/15/2000).

     In the U.S., a long tradition of citizens' "right to know" is expressed in laws requiring nutritional labeling of foods:

     o Focus groups conducted by the Food and Drug Administration in spring 2000 indicated strong public support for mandatory labeling;

     o Over a dozen polls in the U.S. show that about 70-93% of people surveyed want GE food to be labeled as such;

     o It is difficult for individuals to avoid GE-foods for religious or ethical reasons unless they are labeled;

     o The European Union, Japan, New Zealand, South Korea and Australia have passed regulations that require labeling of GE foods.

Board of Directors' Statement in Opposition of the Proposal

     The Company is firmly committed to food safety and actively supports its customers' interest in this important issue. The Company's menus offer an array of items that are derived from or include a wide variety of safe and wholesome agricultural products. The Company does not plant or raise crops for use in the food its restaurants serve; rather, the Company is a customer in the marketplace, purchasing products from the agricultural industry. The Company firmly believes that all of the food products served in its restaurants, including those which may contain genetically modified ingredients, are safe. The Company complies with all regulations applicable to food safety and will continue to do so in the future.

     The Company believes that developing a reliable labeling system to identify products that contain genetically engineered ingredients would require the Company to expend considerable resources to determine what constitutes the "genetically engineered crops, organisms or products thereof." Requiring the Company to identify and label food products containing biotechnology-derived ingredients would involve unnecessary expenditures of time and resources. In addition, the Company believes that the alternative of placing labels on its menus stating that its food products "may" include genetically modified ingredients, whether or not they in fact contain such ingredients, would not provide its customers meaningful information necessary to make informed choices.

     The Company believes that the Food & Drug Administration (the "FDA") and other regulatory agencies that are charged with protecting the health and safety of the public and the environment are in the best position to evaluate and make decisions about the sale and labeling of food products that may contain genetically engineered ingredients. These agencies currently do not require the labeling of food products containing genetically modified ingredients. The Company believes that in the absence of uniform labeling regulations applicable to the entire restaurant industry, the Company's unilateral implementation of a labeling system would put it at a competitive disadvantage relative to other restaurant companies.

     The Company is absolutely committed to serve to its customers safe, wholesome and high quality meals in all of its restaurants. While the Company respects the view of those who question the value of biotechnology in foods, the Company believes that its customers and shareholders will be better served if appropriate governmental agencies monitor, evaluate and make judgments about the use of biotechnology-derived ingredients, with the Company focusing on strict adherence to existing food safety regulations rather than incurring significant costs to implement its own labeling system.

             The Board of Directors recommends that you vote AGAINST
                           this shareholder proposal.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

Independent Auditors

     The firm of KPMG LLP served as the Company's independent auditors for fiscal year 2002. Representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

     The appointment of auditors is a matter for determination by the Board of Directors for which no shareholder approval or ratification is necessary. The Board of Directors has selected the firm of KPMG LLP to audit the consolidated financial statements of the Company for fiscal year 2003.

Audit and Non-Audit Fees

     The aggregate fees for professional services rendered by KPMG LLP for the audit of the consolidated financial statements and the reviews of the consolidated financial statements included in the Company's Forms 10-Q for 2002 were $247,600.

Financial Information Systems Design and Implementation Fees

     The Company did not retain KPMG LLP to perform any financial information systems design or implementation services in fiscal year 2002.

All Other Fees

     During fiscal year 2002, all other fees billed by KPMG LLP were $256,800, including fees for non-audit services of $219,250 and audit-related services of $37,550. Non-audit services consisted of tax planning and compliance. Audit-related services consisted primarily of audits of employee benefit plans and issuance of consents.

Determination of Auditor Independence

     The Audit Committee has considered the provision of non-audit services by KPMG LLP and has determined that it was not incompatible with maintaining their independence.

                              SHAREHOLDER PROPOSALS

     Any shareholder of the Company wishing to submit a proposal for action at the Company's 2003 Annual Meeting of Shareholders and desiring the proposal to be considered for inclusion in the Company's proxy materials must provide a written copy of the proposal to the Company not later than May 2, 2003, and must otherwise comply with rules of the Securities and Exchange Commission relating to shareholder proposals. Shareholder proposals should be sent by mail to the Company's principal executive office or by fax at (865) 379-6826 followed by mail, in each case to the attention of the Secretary.

     The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2003 Annual Meeting of Shareholders but not submitted for inclusion in the proxy materials for such meeting unless (i) with respect to any nomination for director, written notice of the intent to make the nomination is submitted to the Company at least 90 days in advance of the meeting and is otherwise made in accordance with the nomination procedures contained in the Articles of Incorporation of the Company, or (ii) with respect to any other shareholder proposal, notice of the matter is received by the

Company at its principal executive office not later than July 16, 2003 and, in either case, certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied.

                                    GENERAL

     Management does not know of any other business to come before the Annual Meeting. If, however, other matters do properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

     A list of shareholders entitled to be present and vote at the Annual Meeting will be available for inspection by shareholders at the time and place of the Annual Meeting.

     The Annual Report of the Company for fiscal year 2002 (which is not part of the proxy soliciting material) is being mailed with this Proxy Statement to all shareholders of record as of the record date for the Annual Meeting.

     THE COMPANY WILL, UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED JUNE 4, 2002. REQUESTS FOR COPIES SHOULD BE DIRECTED TO DANIEL T. CRONK, SECRETARY, RUBY TUESDAY, INC., 150 WEST CHURCH AVENUE, MARYVILLE, TENNESSEE 37801.

                                        By Order of the Board of Directors,

                                        /s/ Daniel T. Cronk

                                        Daniel T. Cronk
                                        Senior Vice President, General Counsel
                                        and Secretary

August 30, 2002
Maryville, Tennessee

                                   APPENDIX A

NOTE: This document is being filed as an Appendix to the Company's 2002 Proxy Statement pursuant to Instruction 3 of Item 10 of Schedule 14A under the Securities Exchange Act of 1934, as amended, and will not be distributed to the shareholders.

                                 FIRST AMENDMENT
                                     TO THE
                               RUBY TUESDAY, INC.
                            CHIEF EXECUTIVE OFFICER'S
                              INCENTIVE BONUS PLAN

         THIS FIRST AMENDMENT is made as of this ____ day of July, 2002, by RUBY TUESDAY, INC. (the "Company"), a corporation organized and existing under the laws of the State of Georgia.

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Company maintains the Ruby Tuesday, Inc. Chief Executive Officer's Incentive Bonus Plan (the "Plan"), which was established by indenture effective as of September 28, 1994 and restated as of September 30, 1999.

         WHEREAS, the Company desires to amend the Plan to increase the maximum annual bonus limit thereunder.

         WHEREAS, such amendment has been approved by the Board of Directors of the Company, subject to the approval of the Company's stockholders.

         NOW, THEREFORE, the Plan is hereby amended, effective for fiscal years of the Company commencing on and after June 5, 2002, by deleting Section 4.4 in its entirety and by substituting therefor the following:

                  "4.4 Maximum Annual Bonus Award. No annual bonus award otherwise earned pursuant to the Plan shall be payable to the Participant if and to the extent the amount of the annual bonus exceeds $2,000,000."

         Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

         This First Amendment shall be submitted to the stockholders of the Company for their approval and, if such approval is not obtained, the amendment of the Plan as effected by the adoption of this First Amendment shall be null and void.

         IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of the day and year first above written.

                                              RUBY TUESDAY, INC.

                                              By: ______________________________

                                              Title: ___________________________

ATTEST:

By: _______________________________

Title: ____________________________

         [CORPORATE SEAL]

                                   APPENDIX B

NOTE: This document is being filed as an Appendix to the Company's 2002 Proxy Statement pursuant to Instruction 3 of Item 10 of Schedule 14A under the Securities Exchange Act of 1934, as amended, and will not be distributed to the shareholders.

                             FOURTH AMENDMENT TO THE
                       RUBY TUESDAY, INC. STOCK INCENTIVE
                  AND DEFERRED COMPENSATION PLAN FOR DIRECTORS

         THIS FOURTH AMENDMENT is made this ____ day of July, 2002, by Ruby Tuesday, Inc., a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the "Company").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Company maintains the Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors, which is currently maintained under an amended and restated indenture which became effective as of September 28, 1994 (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan to increase the number of shares of Company common stock reserved thereunder; to authorize annual option grants to eligible non-employee directors; and to revise the terms of those options that may be granted pursuant to existing Plan provisions, all as provided herein; and

         WHEREAS, the Board of Directors of the Company has duly approved and authorized this amendment to the Plan;

         NOW, THEREFORE, the Company does hereby amend the Plan, effective as of October 8, 2002, except as otherwise provided herein, as follows:

         1. By adding a new Section 1.1(a-1), as follows:

                  "(a-1) `Annual Option' means a non-qualified option to purchase shares of Stock pursuant to Section 3A."

         2. By adding a new Section 1.1(b-1), as follows:

                  "(b-1) `Cause' means conduct amounting to (1) fraud or dishonesty against the Company or affiliate(s); (2) Participant's willful misconduct or knowing violation of law in the course of Participant's service with the Company or affiliate(s); (3) repeated absences from required meetings and other commitments of members of the Board of Directors of the Company or an affiliate without a reasonable excuse; (4) repeated intoxication with alcohol or drugs while on the Company's or affiliate(s) premises; (5) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty; or (6) a breach or violation of the terms of any agreement to which the Participant and the Company or affiliate(s) are party."

         3. By deleting Section 1.1(c) in its entirety and substituting therefor the following:

                  "(c) `Change in Control' means any one of the following events:

                           (1) the acquisition by any individual, entity or
                  `group' (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (a `Person') of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes any such Person to own twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities then entitled to vote generally in the election of directors (the `Outstanding Voting Securities'); provided, however, that the following shall not constitute a Change in Control: (i) any acquisition directly from the Company, unless such a Person subsequently acquires additional shares of Outstanding Voting Securities other than from the Company; or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate.

                           (2) within any twelve-month period (beginning on or
                  after July 9, 2002), the persons who were directors of the Company immediately before the beginning of such twelve-month period (the `Incumbent Directors') shall cease to constitute at least a majority of the Board of Directors of the Company; provided that any director who was not a director as of July 9, 2002 shall be deemed to be an Incumbent Director if that director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;

                           (3) the approval by the stockholders of the Company
                  of a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities;

                           (4) the sale, transfer or assignment of all or
                  substantially all of the assets of the Company and its affiliates to any third party; or

                           (5) the liquidation or dissolution of the Company."

         4. By deleting Section 1.1(y) in its entirety and substituting therefor the following:

                  "(y) `Stock Incentives' means Annual Options, Options, Stock Awards and Restricted Stock Awards."

         5. By deleting Section 2.2 in its entirety and substituting therefor the following:

                  "(y) `Stock Subject to the Plan' Subject to adjustment in accordance with Section 7.1, 950,000 shares of Stock (the `Maximum Plan Shares') are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time shall the aggregate of shares of Stock issuable pursuant to outstanding Stock Incentives, shares of Stock issued pursuant to Stock Incentives, and shares of Stock issued pursuant to Stock Awards and Restricted Stock Awards exceed the Maximum Plan Shares. If a Stock Incentive expires or terminates for any reason without being exercised in full, the unpurchased shares subject to such Stock Incentive shall again be available for purposes of the Plan."

         6. By deleting the last sentence of Section 2.3 in its entirety and substituting therefor the following:

         "The Plan shall be interpreted in view of the intention that the grant and exercise of Annual Options and Options and the grant of Stock Awards and Restricted Stock Awards are all intended to qualify as exempt transactions under Rule 16b-3 promulgated under the Exchange Act."

         7. By adding Section 3A in its entirety and substituting therefor the following:

                        "SECTION 3A ANNUAL OPTION AWARDS

                  3A.1 Grants of Annual Options. Each Participant who is a director and who is not an employee of the Company shall be granted an Annual Option as of the date of each annual meeting of the shareholders of the Company falling on and after October 8, 2002, if such Participant is elected or re-elected as a director of the Company at that meeting or otherwise continues to serve as a director of the Company immediately following that meeting. In the event the number of Maximum Plan Shares, reduced by the number of such Maximum Plan Shares previously issued or issuable under the Plan, is insufficient to fund all of the Annual Options to be granted as of any annual meeting of the shareholders of the Company, then no Annual Options with respect to that meeting or any subsequent meeting shall be granted unless and until the Plan is amended to increase the number of Maximum Plan Shares; provided, further, that no Annual Options shall be granted with respect to annual meetings that take place prior to the effective date of any such amendment.

                  3A.2 Annual Options. An Annual Option shall represent the right to purchase 10,000 shares of Stock at a per share exercise price equal to the Fair Market Value of a share of Stock on the date of grant, which is the date of the annual meeting of the shareholders of the Company for which the award is made. Upon the grant of an Annual Option hereunder, the Committee shall prepare (or cause to be prepared) a Stock Incentive Agreement reflecting the option terms, which shall contain the provisions set forth below and such other terms and conditions as the Committee may determine are appropriate from time to time hereafter:

                           (a) Vesting. Each Annual Option granted under this
                  Plan shall not be exercisable until the 30-month anniversary of the date the Annual Option was granted at which point the Annual Option shall be fully exercisable. If the Participant terminates service as a director of the Company due to death, Disability, or retirement at or after age 50 upon expiration of any normal term of appointment, the unvested portion of the Annual Option shall become fully vested. Each Annual Option also shall become fully vested and exercisable immediately prior to any Change in Control. If the Participant's service as a director of the Company is terminated involuntarily other than due to Cause, a portion of the Annual Option shall become vested and exercisable as follows: that portion determined by multiplying the total number of shares subject to the Annual Option by a fraction, the numerator of which shall be the number of full months of the Participant's service with the Company from the date of grant to the date of involuntary termination and the denominator of which shall be thirty (30). If the Participant's service as a director of the Company is terminated involuntarily for Cause, the unvested portion of the Annual Option shall be forfeited.

                           (b) Option Period. Each Annual Option shall have a
                  maximum term of five (5) years, but shall expire no later than
                  (1) ninety (90) days following any earlier termination of the Participant's service as a director of the Company due to a voluntary resignation or involuntary termination other than for Cause; and (2) fifteen (15) days following any earlier involuntary termination of the Participant's service as a director of the Company for Cause.

                           (c) Method of Exercise. All Annual Options granted
                  hereunder shall be exercised by written notice directed to the Secretary of the Company at its principal place of business or to such other person as the Committee may direct. Each notice of exercise shall identify the Annual Option which the Participant is exercising (in whole or in part) and shall be accompanied by payment of the applicable exercise price for the number of shares specified in such notice. The exercise price shall be payable upon the exercise of an Annual Option in an amount equal to the number of shares then being purchased times the per share exercise price. Payment at the election of the Participant (or his successors) shall be (1) in cash; (2) by delivery to the Company of a certificate or certificates for shares of Stock held by the Participant for at least six (6) months duly endorsed for transfer to the Company; or (3) by a cashless exercise executed through a broker, dealer, or other creditor, as defined by Regulation T promulgated by the

                  Board of Governors of the Federal Reserve System, following delivery by the Participant to the Company of instructions in a form acceptable to the Company.

                           (d) Restrictions on Transfer and Exercise of Annual
                  Options. No Annual Option shall be assignable or transferable by the Participant except by will or the laws of descent and distribution; provided, however, that the Chairperson of the Committee may (but need not) permit other transfers where the Chairperson concludes that such transferability (1) does not result in accelerated taxation, and (2) is otherwise appropriate and desirable, taking into account any state or federal tax or securities laws or accounting consequences applicable to transferable options. During the lifetime of a Participant, the Annual Option shall be exercisable only by him or her or such permitted transferee; provided, however, that in the event the Participant is subject to a Disability and unable to exercise an Annual Option, such Annual Option may be exercised by such Participant's legal guardian, legal representative, fiduciary or other representative whom the Chairperson deems appropriate based on applicable facts and circumstances.

                  3A.3 Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to shares covered by an Annual Option until the date of the issuance of the shares of Stock to him or her and only after the applicable exercise price of such shares is fully paid. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance."

         8. By deleting, effective for Options granted on or after October 8, 2002, Section 6.4 in its entirety and substituting therefor the following:

                  "6.4 Option Terms. Each Option granted under this Plan shall not be exercisable or vested until six (6) months from the date the Option was granted. If the Participant terminates service as a director of the Company due to death, Disability, or retirement at or after age 50 upon expiration of any normal term of appointment, the unvested portion of the Option shall become fully vested and exercisable. Each Option also shall become fully vested and exercisable immediately prior to any Change in Control. If the Participant's service as a director of the Company is terminated involuntarily other than due to Cause, a portion of the Option shall become vested and exercisable as follows: that portion determined by multiplying the total number of shares subject to the Option by a fraction, the numerator of which shall be the number of full months of the Participant's service with the Company from the date of grant to the date of involuntary termination and the denominator of which shall be six (6). If the Participant's service as a director of the Company is terminated involuntarily for Cause, the unvested portion of the Option shall be forfeited. Each Option shall have a maximum term of five (5) years, but shall expire no later than
         (1) ninety (90) days following any earlier termination of the Participant's service as a director of the Company due to a voluntary resignation or involuntary termination other than for Cause; and (2) fifteen (15) days following any earlier involuntary termination of the Participant's service as a director of the Company for Cause."

         9. By deleting Section 6.6 in its entirety and substituting therefor the following:

                  "6.6 Restrictions on Transfer and Exercise of Options. No Option shall be assignable or transferable by the Participant except by will or the laws of descent and distribution; provided, however, that the Chairperson of the Committee may (but need not) permit other transfers where the Chairperson concludes that such transferability (1) does not result in accelerated taxation, and (2) is otherwise appropriate and desirable, taking into account any state or federal tax or securities laws or accounting consequences applicable to transferable options. During the lifetime of a Participant, Options shall be exercisable only by him or her or such permitted transferee; provided, however, that in the event the Participant is subject to a Disability and unable to exercise an Option, such Option may be exercised by such Participant's legal guardian, legal representative, fiduciary or other representative whom the Chairperson deems appropriate based on applicable facts and circumstances."

         10. By deleting Subsections (a) and (b) of Section 7.1 in their entirety and substituting therefor the following:

                  "(a) The number of shares of Stock reserved for the award of Stock Incentives, the number of shares of Stock reserved for issuance under outstanding Stock Incentives, the number of shares to be awarded as an Annual Option and the exercise price of each outstanding Annual Option and Option shall be proportionately adjusted for any increase or decrease in the number of shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend (including, but not limited to, an extraordinary dividend) in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

                  (b) If the Company shall be the surviving corporation in any merger or consolidation, recapitalization, reclassification of shares or similar reorganization, an appropriate adjustment shall be made to each Stock Incentive such that the Participant shall be entitled to receive or purchase, as applicable, the number and class of securities to which a holder of the number of shares of Stock at the time of the transaction would have been entitled to receive as a result of such transaction, and a corresponding adjustment shall be made in the exercise price of each outstanding Annual Option and Option. A dissolution or liquidation of the Company shall cause all Stock Incentives to terminate as to any portion thereof not vested and/or exercised as of the effective date of the dissolution or liquidation. In the event of a sale of substantially all of the Stock or property of the Company or the merger or consolidation of the Company into another entity where the acquiror does not agree to the assumption of the Annual Options and Options, the Committee shall be authorized to terminate the outstanding Annual Options and Options in consideration of the payment to each Participant holding such a Stock Incentive of an amount equal to the difference between the Fair Market Value of the Stock subject to the unexercised portion of the Annual Option or Option, as the case may be, and the aggregate exercise price of such Annual Option or Option."

         11. By substituting the phrase "Annual Option or Option" for the term "Option" as such term appears in Section 7.3 and by deleting the second sentence of Section 7.5 in its entirety.

         This Fourth Amendment shall be submitted to the stockholders of the Company for their approval and, if such approval is not obtained, the adoption of this Fourth Amendment, other than Sections 1.1(b-1), 1.1(c-1), 6.4 and 6.6, shall be deemed null and void and the Plan shall remain as in effect immediately prior to the adoption of this Fourth Amendment by the Board of Directors of the Company, except as amended by Sections 1.1(b-1), 1.1(c-1), 6.4 and 6.6.

         Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to the adoption of this Fourth Amendment.

         IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed on the day and year first above written.

                                             RUBY TUESDAY, INC.

                                             By: _______________________________

                                             Title: ____________________________

ATTEST:

By: ___________________________

Title: __________________________

         [CORPORATE SEAL]

                               RUBY TUESDAY, INC.
                          PROXY/VOTING INSTRUCTION CARD
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August 30, 2002, and does hereby appoint Samuel E. Beall, III and Marguerite Naman Duffy, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Ruby Tuesday, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Ruby Tuesday, Inc., to be held at the Company's headquarters located at 150 West Church Avenue, Maryville, Tennessee 37801 at 11:00 a.m., local time, on October 8, 2002, and at any adjournment(s) thereof.

     This card also provides voting instructions for shares held in the Ruby Tuesday, Inc. Salary Deferral Plan as set forth in the Proxy Statement. IF YOUR REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

     This proxy/voting instruction card, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted (i) FOR all director nominees listed on the reverse side, (ii) FOR the proposed amendments to the Stock Incentive and Deferred Compensation Plan for Directors, (iii) FOR the proposed amendment to the Company's Incentive Bonus Plan for the Chief Executive Officer, and (iv) AGAINST the shareholder proposal to label genetically engineered food.

                                                       (continued on other side)

To change your address, please mark this box.   [ ]

To include any comments, please mark this box.  [ ]

RUBY TUESDAY, INC.
P.O. BOX 11113
NEW YORK, N.Y. 10203-0113

                          \/ DETACH PROXY CARD HERE \/
--------------------------------------------------------------------------------

PLEASE COMPLETE, DATE, SIGN
AND RETURN THIS PROXY                        [X]
PROMPTLY USING THE ENCLOSED        Votes must be indicated
ENVELOPE.                        (x) in Black or Blue ink.

1. TO ELECT THREE CLASS I DIRECTORS FOR A TERM OF THREE YEARS TO THE BOARD OF DIRECTORS.

FOR all nominees listed  [ ]   WITHHOLD AUTHORITY        [ ]   *EXCEPTIONS  [ ]
below (except as marked        to vote for ALL nominees
to the contrary below)         listed below

CLASS I Nominees: BERNARD LANIGAN, JR., JAMES A. HASLAM, III and STEPHEN I.
SADOVE
*(INSTRUCTIONS: To withhold authority for any individual nominee, mark the "EXCEPTIONS" box above and strike a line through that nominee's name in the list of nominees below the boxes.)

The Board of Directors recommends a vote FOR all director nominees listed above.

                                                         FOR   AGAINST   ABSTAIN

2. TO APPROVE AMENDMENTS TO THE STOCK INCENTIVE          [ ]     [ ]       [ ]
   AND DEFERRED COMPENSATION PLAN FOR DIRECTORS TO
   PERMIT ANNUAL FORMULA GRANTS OF OPTIONS AND TO
   INCREASE THE NUMBER OF SHARES RESERVED FOR
   ISSUANCE THEREUNDER.

   The Board of Directors recommends a vote FOR the approval of the amendments described above.

                                                         FOR   AGAINST   ABSTAIN

3. TO APPROVE AN AMENDMENT TO THE COMPANY'S              [ ]     [ ]       [ ]
   INCENTIVE BONUS PLAN FOR THE CHIEF EXECUTIVE
   OFFICER TO INCREASE THE MAXIMUM ANNUAL BONUS
   LIMIT TO $2,000,000.

   The Board of Directors recommends a vote FOR the approval of the amendment described above.

                                                         FOR   AGAINST   ABSTAIN

4. TO APPROVE A SHAREHOLDER PROPOSAL TO LABEL            [ ]     [ ]       [ ]
   GENETICALLY ENGINEERED FOOD.

   The Board of Directors recommends a vote AGAINST the approval of the shareholder proposal described above.

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. Please sign exactly as your name(s) appear hereon. If shares are held jointly, each shareholder named should sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.

  Date    Share Owner sign here            Co-Owner sign here
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